Exhibit 2.1
AGREEMENT AND PLAN OF MERGER
among

IXYS Corporation,
Zanzibar Acquisition, Inc.
and
Zilog, Inc.
Dated as of December 5, 2009

i

ii

Exhibit A	-	Certain Definitions

Exhibit B	-	Form of Certificate of Incorporation of Surviving Corporation

Exhibit C-1	-	Form of IP Assignment Agreement

Exhibit C-2	-	Form of Patent Assignment

Exhibit C-3	-	Form of Trademark Assignment

Exhibit C-4	-	Form of Copyright Assignment

Exhibit C-5	-	Form of Domain Name Assignment

Exhibit C-6	-	Form of Equity Assignment

iii

AGREEMENT AND PLAN OF MERGER
     THIS AGREEMENT AND PLAN OF MERGER (“Agreement”) is made and entered into as of December 5, 2009, by and among: IXYS CORPORATION, a Delaware corporation (“Parent”); ZANZIBAR ACQUISITION, INC., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”); and ZILOG, INC., a Delaware corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Exhibit A.
RECITALS
     A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company (the “Merger”) in accordance with this Agreement and the DGCL. Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly-owned subsidiary of Parent.
     B. The respective boards of directors of Parent, Merger Sub and the Company deem it advisable and in the best interests of each corporation and their respective stockholders that Parent acquire the Company on the terms and conditions set forth in this Agreement.
     C. In order to induce Parent to enter into this Agreement and to cause the Merger to be consummated certain stockholders of the Company are executing voting agreements in favor of Parent concurrently with the execution and delivery of this Agreement (the “Voting Agreements”).
AGREEMENT
     The parties to this Agreement, intending to be legally bound, agree as follows:
Article 1
DESCRIPTION OF TRANSACTION
     1.1 Merger of Merger Sub into the Company .. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the “Surviving Corporation”).
     1.2 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL.
     1.3 Closing; Effective Time. The consummation of the Contemplated Transactions (the “Closing”) shall take place at the offices of Latham & Watkins LLP, 140 Scott Drive, Menlo Park, California, at 10:00 a.m. (local time) as soon as practicable (and, in any event, within three (3) Business Days) after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Sections 6 and 7 (other than the conditions set forth in Sections 6.4 and 7.4, but subject to the satisfaction or waiver of each of such conditions). The date on which the Closing actually takes place is referred to as the “Closing Date.” A certificate of merger satisfying the applicable requirements of the DGCL shall be duly executed by the

Company in connection with the Closing and, concurrently with or as soon as practicable following the Closing, shall be filed with the Secretary of State of the State of Delaware. The Merger shall become effective at the time of the filing of such certificate of merger with the Secretary of State of the State of Delaware or at such later time as may be specified in such certificate of merger with the consent of Parent (the time as of which the Merger becomes effective being referred to as the “Effective Time”).
     1.4 Certificate of Incorporation and Bylaws; Directors and Officers.
          (a) The Certificate of Incorporation of the Surviving Corporation shall be amended and restated at the Effective Time to conform to Exhibit B.
          (b) The Bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the Bylaws of Merger Sub as in effect immediately prior to the Effective Time.
          (c) Unless otherwise determined by Parent prior to the Effective Time, the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are directors and officers of Merger Sub immediately prior to the Effective Time.
     1.5 Conversion of Shares.
          (a) At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:
               (i) any shares of Company Common Stock held by the Company or any wholly-owned Subsidiary of the Company (or held in the Company’s treasury) immediately prior to the Effective Time shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;
               (ii) any shares of Company Common Stock held by Parent, Merger Sub or any other wholly-owned Subsidiary of Parent immediately prior to the Effective Time shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;
               (iii) except as provided in clauses “(i)” and “(ii)” above and subject to Section 1.5(b), each share of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive $3.5858 (the “Merger Consideration”); and
               (iv) each share of the common stock, $0.01 par value per share, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.
          (b) If, during the period commencing on the date of this Agreement and ending at the Effective Time, the outstanding shares of Company Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Merger Consideration shall be appropriately adjusted.
          (c)
               (i) As of the Effective Time, by virtue of the Merger and without any action required on the part of the holders thereof, each option to purchase shares of Company Common Stock (each, a “Company Option”) outstanding under any stock option or equity compensation plan or agreement (the “Company Stock Plans”) that is unexpired, unexercised and outstanding immediately prior to the Effective Time, whether or not then vested or exercisable, shall be deemed to be one hundred percent (100%) vested and exercisable immediately prior to the Effective Time and shall be canceled and extinguished, and Parent shall, or shall cause Surviving Corporation to, promptly following the Effective Time, pay to the holders of such Company Options, an amount in respect thereof equal to the product of (A) the excess, if any, of the Merger Consideration over the exercise price of each such Company Option and (B) the number of shares of Company Common Stock subject thereto (such payment, if any, to be net of applicable Taxes withheld pursuant to Section 1.7(d)).
               (ii) The Company shall use all reasonable efforts to effectuate the foregoing, including, but not limited to, sending out the requisite notices and obtaining all consents necessary to cash out and cancel all Company Options necessary to ensure that, after the Effective Time, no person shall have any right under the Company Stock Plans, except as set forth herein.
          (d) As of the Effective Time, by virtue of the Merger and without any action or payment being required on the part of the holders thereof, each Company Restricted Share outstanding immediately prior to the Effective Time shall be converted into the right to receive Merger Consideration in accordance with Section 1.7.
     1.6 Closing of the Company’s Transfer Books. At the Effective Time: (a) in exchange for the right to receive the Merger Consideration, all shares of Company Common Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing shares of Company Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company; and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any shares of Company Common Stock, including any Company Restricted Shares, outstanding immediately prior to the Effective Time (a “Company Stock Certificate”) is presented to the Exchange Agent (as defined in Section 1.7) or to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7.
     1.7 Surrender of Certificates.

          (a) Prior to the mailing of the Proxy Statement, Parent shall select a reputable bank or trust company to act as exchange agent in the Merger (the “Exchange Agent”) for the purpose of exchanging Company Stock Certificates for the Merger Consideration. Promptly after the Effective Time, Parent shall, and, if necessary, shall cause the Surviving Corporation to, deposit with the Exchange Agent cash sufficient to make the payments required pursuant to Section 1.5(a). The cash amounts so deposited with the Exchange Agent are referred to collectively as the “Exchange Fund.”
          (b) Promptly after the Effective Time (but in no event later than five (5) Business Days after the Effective Time), the Exchange Agent will mail to the Persons who were record holders of Company Stock Certificates immediately prior to the Effective Time: (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify (including a provision confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such Company Stock Certificates to the Exchange Agent); and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for Merger Consideration. Upon surrender of a Company Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Parent: (A) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor the cash payment that such holder has the right to receive pursuant to Section 1.5(a) (provided that if the aggregate amount of such payment would require the payment of a fraction of a cent, the amount to be paid shall be rounded up to the next whole cent); and (B) the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.7(b), each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive a payment in cash as contemplated by Section 1.5. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the delivery of any Merger Consideration with respect to the shares of Company Common Stock previously represented by such Company Stock Certificate, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, Parent or the Surviving Corporation with respect to such Company Stock Certificate.
          (c) Any portion of the Exchange Fund that remains undistributed to holders of Company Stock Certificates as of the date one (1) year after the Closing Date shall be delivered to Parent upon demand, and any holders of Company Stock Certificates who have not theretofore surrendered their Company Stock Certificates in accordance with this Section 1.7 shall thereafter look only to Parent for satisfaction of their claims for cash sufficient to make the payments required pursuant to Section 1.5(a).
          (d) Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration deliverable pursuant to this Agreement to any holder of any Company Stock Certificate or Company Option such amounts as Parent reasonably determines in good faith are required to be deducted or withheld from such consideration under the Code or any provision of state, local or foreign Tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.
          (e) Neither Parent nor the Surviving Corporation shall be liable to any holder of any Company Stock Certificate or to any other Person with respect to any cash amounts, delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar Legal Requirement.
          (f) All transfer, stamp, documentary and similar Taxes incurred in connection with this Agreement and the Contemplated Transactions shall be the responsibility of the holders of Company Stock Certificates, unless otherwise required by any applicable Legal Requirement.
     1.8 Further Action. If, at any time after the Effective Time, any further action is determined by Parent or the Surviving Corporation to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, then the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.
     1.9 Dissenting Shares. Notwithstanding Sections 1.5 and 1.6, any shares of Company Common Stock and any Company Restricted Shares outstanding immediately prior to the Effective Time held by a holder who has not voted in favor of adoption of this Agreement or the Merger or consented thereto in writing and who has demanded appraisal for such shares in accordance with the DGCL (collectively, the “Dissenting Shares”) shall not be converted into a right to receive the Merger Consideration, unless such holder fails to perfect, withdraws or otherwise loses the right to appraisal. If, after the Effective Time, such holder fails to perfect, withdraws or loses the right to appraisal, such Dissenting Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of Dissenting Shares, and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. Except with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall not make any payment with respect to, or offer to settle or settle, any such demands.
Article 2
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
     Subject to Section 9.6, except as set forth in the Disclosure Schedule, the Company represents and warrants to Parent and Merger Sub as follows:
     2.1 Subsidiaries; Due Organization; Etc.
          (a) The Company has no Subsidiaries, except for the wholly-owned Entities identified in Part 2.1(a)(i) of the Disclosure Schedule; and neither the Company nor any of the other Entities identified in Part 2.1(a)(i) of the Disclosure Schedule owns any capital stock of, or any equity interest of any nature in, any other Entity. None of the Acquired Corporations has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity.
          (b) Each of the Acquired Corporations is a corporation or other business entity duly incorporated or organized (as applicable), validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound.
          (c) Each of the Acquired Corporations is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification, except where the failure to be so qualified could reasonably be expected to have or result in a Company Material Adverse Effect.
     2.2 Certificate of Incorporation; Bylaws; Charters and Codes of Conduct. The Company has made available to Parent accurate and complete copies of the certificate of incorporation, bylaws and other charter and organizational documents of the respective Acquired Corporations, including all amendments thereto.
     2.3 Capitalization, Etc.
          (a) The authorized capital stock of the Company consists of 60,000,000 shares of Company Common Stock, of which 17,301,654 shares have been issued and are outstanding as of the date of this Agreement. Except as set forth in Part 2.3(a)(i) of the Disclosure Schedule, the Company does not hold any shares of its capital stock in its treasury. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. There are no shares of Company Common Stock held by any of the other Acquired Corporations. Except as set forth in Part 2.3(a)(ii) of the Disclosure Schedule: (i) none of the outstanding shares of Company Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right; (ii) none of the outstanding shares of Company Common Stock is subject to any right of first refusal in favor of the Company; and (iii) there is no Company Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Common Stock. None of the Acquired Corporations is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock or other securities. Part 2.3(a)(iii) of the Disclosure Schedule accurately and completely describes all repurchase rights held by the Company with respect to shares of Company Common Stock (including shares issued pursuant to the exercise of stock options), and specifies which of those repurchase rights are currently exercisable.
          (b) As of the close of business on December 3, 2009: (i) 160,708 shares of Company Common Stock are subject to issuance pursuant to stock options granted and outstanding under the Company’s 2002 Omnibus Stock Incentive Plan (the “2002 Plan”); (ii) 1,378,276 shares of Company Common Stock are subject to issuance pursuant to stock options granted and outstanding under the Company’s 2004 Omnibus Stock Incentive Plan (the “2004

Plan”); and (iii) 923,228 shares of Company Common Stock are reserved for future issuance pursuant to the Company’s 2004 Employee Stock Purchase Plan (the “ESPP”). Part 2.3(b) of the Disclosure Schedule sets forth the following information with respect to each Company Option outstanding as of the date of this Agreement: (A) the particular Company Stock Plan pursuant to which such Company Option was granted; (B) the name of the optionee; (C) the number of shares of Company Common Stock subject to such Company Option; (D) the exercise price of such Company Option; (E) the date on which such Company Option was granted; (F) the applicable vesting schedule, and the extent to which such Company Option is vested and exercisable as of the date of this Agreement; (G) the date on which such Company Option expires; and (H) whether such Company Option is an “incentive stock option” (as defined in the Code) or a non-qualified stock option. The Company has made available to Parent accurate and complete copies of all stock option plans pursuant to which any of the Acquired Corporations has granted stock options which are outstanding as of the date of this Agreement, and the forms of all stock option agreements evidencing such options.
          (c) Except as set forth in Part 2.3(b) of the Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of any of the Acquired Corporations; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Acquired Corporations; (iii) stockholder rights plan (or similar plan commonly referred to as a “poison pill”) or Contract under which any of the Acquired Corporations is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of any of the Acquired Corporations.
          (d) All outstanding shares of Company Common Stock, options, warrants and other securities of the Acquired Corporations have been issued and granted in material compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.
          (e) All of the outstanding shares of capital stock of each of the Company’s Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, and are owned beneficially and of record by the Company, free and clear of any Encumbrances.
     2.4 SEC Filings; Financial Statements.
          (a) The Company has made available, through the SEC’s EDGAR system, to Parent accurate and complete copies of all registration statements, proxy statements, Certifications (as defined below) and other statements, reports, schedules, forms and other documents filed by the Company with the SEC since March 31, 2007 (the “Company SEC Documents”) as well as all comment letters received by the Company from the SEC since March 31, 2007 and all responses to such comment letters provided to the SEC by or on behalf of the Company. All statements, reports, schedules, forms and other documents required to have been filed or furnished by the Company or its officers with the SEC have been so filed or furnished. None of the Company’s Subsidiaries is required to file or furnish any documents with the SEC. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The certifications and statements required by: (A) the SEC’s Order dated June 27, 2002 pursuant to Section 21(a)(1) of the Exchange Act (File No. 4-460); (B) Rule 13a-14 under the Exchange Act; and (C) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act) relating to the Company SEC Documents (collectively, the “Certifications”) are accurate and complete, and comply as to form and content with all applicable Legal Requirements.
          (b) The Company’s “disclosure controls and procedures” (as defined in Rule 13a-15 under the Exchange Act) are reasonably designed to ensure that (i) all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported to the individuals responsible for preparing such reports within the time periods specified in the rules and forms of the SEC and (ii) all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of the Company required under the Exchange Act with respect to such reports. The Company is in compliance in all material respects with the applicable listing and other rules and regulations of the Nasdaq and has not since March 31, 2006 received any notice from the Nasdaq asserting any non-compliance with such rules and regulations.
          (c) The financial statements (including, in each case, any notes thereto) contained in the Company SEC Documents, (i) have been prepared from and in accordance with and accurately reflect the books and records of the Company and its Subsidiaries in all material respects, (ii) have been prepared in accordance with GAAP applied (except as may be indicated in the notes thereto and, in the case of unaudited quarterly financial statements, as permitted by Form 10-Q under the Exchange Act) on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), and (iii) present fairly in all material respects the consolidated financial position, stockholders’ equity, results of operations and cash flows of the Company and its consolidated Subsidiaries as of the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments that have not been and would not be, individually or in the aggregate, material in magnitude).
          (d) The Company’s auditor has at all times since the date of enactment of the Sarbanes-Oxley Act been: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act) and (ii) “independent” with respect to the Company within the meaning of Regulation S-X under the Exchange Act. All non-audit services performed by the Company’s auditors for the Company were approved as required by Section 202 of the Sarbanes-Oxley Act.

          (e) The Company’s system of internal controls over financial reporting is sufficient to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, (ii) that receipts and expenditures are executed in accordance with the authorization of management and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s assets that would materially affect the Company’s financial statements.
     2.5 Absence of Changes. Except as set forth in Part 2.5 of the Disclosure Schedule, since the date of the Unaudited Interim Balance Sheet through the date of this Agreement:
          (a) there has not been any Company Material Adverse Effect, and no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, would reasonably be expected to have a Company Material Adverse Effect;
          (b) the Company has not: (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock; or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;
          (c) none of the Acquired Corporations has sold, issued or granted, or authorized the issuance of: (i) any capital stock or other security (except for Company Common Stock issued upon the valid exercise of outstanding Company Options); (ii) any option, warrant or right to acquire any capital stock or any other security (except for Company Options identified in Part 2.3(b) of the Disclosure Schedule); or (iii) any instrument convertible into or exchangeable for any capital stock or other security;
          (d) the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under any provision of: (i) any of the Company’s stock option plans; (ii) any Company Option or any Contract evidencing or relating to any Company Option; (iii) any restricted stock purchase agreement; or (iv) any other Contract evidencing or relating to any equity award (whether payable in cash or stock);
          (e) there has been no amendment to the certificate of incorporation, bylaws or other charter or organizational documents of any of the Acquired Corporations, and none of the Acquired Corporations has effected or been a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;
          (f) none of the Acquired Corporations has formed any Subsidiary or acquired any equity interest or other interest in any other Entity;
          (g) none of the Acquired Corporations has made any capital expenditure that, when added to all other capital expenditures made on behalf of the Acquired Corporations since the date of the Unaudited Interim Balance Sheet, exceeds $1,000,000 in the aggregate;
          (h) other than Routine Purchase Orders, none of the Acquired Corporations has made any expenditure or series of related expenditures in excess of $1,000,000;

          (i) none of the Acquired Corporations has amended or terminated, or waived any material right or remedy under, any Material Contract;
          (j) none of the Acquired Corporations has: (i) acquired, leased or licensed any material right or other material asset from any other Person; (ii) sold or otherwise disposed of, or leased or licensed, any material right or other material asset to any other Person; or (iii) waived, abandoned, allowed to lapse, or relinquished any material right, in each case except for rights or other assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with past practices;
          (k) none of the Acquired Corporations has written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness in excess of $100,000;
          (l) none of the Acquired Corporations has made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of or Encumbrances made in the ordinary course of business and consistent with past practices;
          (m) none of the Acquired Corporations has: (i) lent money to any Person other than ordinary course expense advances to employees and consultants; or (ii) incurred or guaranteed any indebtedness for borrowed money;
          (n) none of the Acquired Corporations has: (i) adopted, established or entered into any Company Benefit Plan; (ii) caused or permitted any Company Benefit Plan to be amended in any material respect; or (iii) paid any bonus or made any profit-sharing or similar payment to, or materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors or officers;
          (o) none of the Acquired Corporations has changed any of its methods of accounting or accounting practices in any material respect;
          (p) none of the Acquired Corporations has: (i) changed or revoked any material Tax election; (ii) settled or compromised any claim, notice, audit report or assessment in respect of material Taxes; (iii) changed any annual Tax accounting period; (iv) adopted any material method of Tax accounting (other than in the ordinary course of business) or changed any method of Tax accounting; (v) filed any amended material Tax Return; (vi) entered into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or similar Contract relating to any Tax other than any such agreement among or between the Acquired Corporations; (vii) surrendered any right to claim a material Tax refund; or (viii) consented to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment;
          (q) none of the Acquired Corporations has commenced or settled any material Legal Proceeding;
          (r) none of the Acquired Corporations has entered into any transaction or taken any other action that has had, or could reasonably be expected to have or result in, a Company Material Adverse Effect; and

          (s) none of the Acquired Corporations has agreed or committed to take any of the actions referred to in clauses “(c)” through “(r)” above.
     2.6 Title to Assets. The Acquired Corporations have good and marketable title to, or in the case of leased property and leased tangible assets, valid leasehold interests in, all of its material real properties and material tangible assets. All such assets and real properties, other than assets and real properties in which the Acquired Corporations has leasehold interests, are free and clear of all Encumbrances, except for Permitted Encumbrances.
     2.7 Customers. Part 2.7 of the Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of the revenues to each of the top 20 end-user customers of the Company, on a consolidated basis, in each of the fiscal year ended March 31, 2009 (after giving effect to removal of discontinued operations) and the six (6)-month period ended September 30, 2009. None of the Acquired Corporations has received any written notice that any customer identified in Part 2.7 of the Disclosure Schedule may cease dealing with any of the Acquired Corporations or may otherwise reduce the volume of business transacted by such Person with any of the Acquired Corporations below historical levels.
     2.8 Real Property; Leasehold. The Acquired Corporations do not own any real property. Part 2.8 of the Disclosure Schedule describes all real property leased by the Acquired Corporations (the “Leased Real Property”). Except as set forth on Part 2.8 of the Disclosure Schedule, the Acquired Corporations have a valid leasehold interest in, all Leased Real Property, in each case free and clear of all Encumbrances except for Permitted Encumbrances.
     2.9 Intellectual Property.
          (a) Products and Services. Part 2.9(a) of the Disclosure Schedule accurately identifies and describes each Company Product that has been during the three (3) years prior to the Effective Time or is now currently being designed, developed, manufactured, marketed, distributed, provided, licensed, or sold by any of the Acquired Corporations.
          (b) Registered IP. Part 2.9(b) of the Disclosure Schedule accurately identifies: (a) each item of Registered IP in which any of the Acquired Corporations has or purports to have an ownership interest of any nature (whether exclusively, jointly with another Person, or otherwise); (b) the jurisdiction in which such item of Registered IP has been registered or filed and the applicable registration or serial number; and (c) any other Person that has an ownership interest in such item of Registered IP and the nature of such ownership interest. The Company has provided to Parent complete and accurate copies of all applications for each such item of Registered IP.
          (c) Inbound Licenses. Part 2.9(c) of the Disclosure Schedule accurately identifies each Contract pursuant to which any Intellectual Property Right or Intellectual Property is or has been licensed, sold, assigned, or otherwise conveyed or provided to the Company, indicating which, if any, of such licenses have been granted on an exclusive basis (other than (i) agreements between any of the Acquired Corporations and their respective employees in the Acquired Corporations’ standard forms thereof; (ii) non-exclusive, royalty-free licenses to non-customized third-party software that is not incorporated into, or used in the development, manufacturing, testing, distribution, maintenance, or support of, any Company Product and that is not otherwise material to the business of any of the Acquired Corporations (“Standard Commercial Licenses”); and (iii) Standard Form IP Agreements and agreements required to be disclosed under Parts 2.9(e) or 2.9(n) of the Disclosure Schedule).
          (d) Outbound Licenses. Part 2.9(d) of the Disclosure Schedule accurately identifies each Contract pursuant to which any Person has been granted any license under, or otherwise has received or acquired any right (whether or not currently exercisable) or interest in, any Company IP (other than agreements substantially in the form of the Standard Form IP Agreements). Except as set forth on Part 2.9(d) of the Disclosure Schedule, none of the Acquired Corporations is bound by, and no Company IP owned by the Acquired Corporations is subject to, any Contract containing any covenant or other provision that limits or restricts the ability of any of the Acquired Corporations to use, exploit, assert, or enforce any Company IP anywhere in the world. Except as set forth on Part 2.9(d) of the Disclosure Schedule, none of the Acquired Corporations has transferred ownership of (whether a whole or partial interest), or granted any exclusive right to use, any Company IP to any Person.
          (e) Royalty Obligations. Part 2.9(e) of the Disclosure Schedule contains a complete and accurate list of all Contracts (other than Standard Form IP Agreements and Standard Commercial Licenses) pursuant to which any of the Acquired Corporations is obligated to pay royalties, fees, commissions, and other amounts (other than sales commissions paid to employees according to the Acquired Corporations’ standard commissions plan) for the manufacture, sale, or distribution of any Company Product or the use of any Company IP. No Person who has licensed Intellectual Property or Intellectual Property Rights to the Acquired Corporations relating to the business of the Acquired Corporations has ownership or exclusive license rights in improvements made by the Acquired Corporations in such Intellectual Property or Intellectual Property Rights, except where (a) such Person has granted rights to the Acquired Corporations related to such improvements and all Intellectual Property Rights therein and such licenses do not materially restrict the Acquired Corporations’ ability to conduct the business of the Acquired Corporations as currently conducted or to create further improvements to the Company IP owned by the Acquired Corporations or to the Company Products; or (b) such improvements are not necessary to the conduct of the business of the Acquired Corporations as currently conducted.
          (f) Standard Form IP Agreements. The Company has provided to Parent a complete and accurate copy of each form of Standard Form IP Agreement. Part 2.9(f) of the Disclosure Schedule accurately identifies each executed Standard Form IP Agreement that deviates in any material respect from the Standard Form IP Agreement provided to Parent. For clarity, “deviates in any material respect” as used herein means a deviation from the rights, privileges and allocation of ownership with respect to any Company IP or any improvements to Company IP incorporated into or used in connection with any Company Product or otherwise related to the business, research, or development of any of the Acquired Corporations.
          (g) Ownership Free and Clear. The Acquired Corporations exclusively own all right, title, and interest to and in the Company IP (other than any Intellectual Property Rights exclusively licensed to the Acquired Corporations, as identified in Part 2.9(c) of the Disclosure Schedule) free and clear of any Encumbrances (other than non-exclusive outbound licenses to

Company IP granted in the ordinary course of business pursuant to Standard Form IP Agreements). Without limiting the generality of the foregoing:
               (i) Perfection of Rights. Each of the Acquired Corporations has made all filings and payments and taken all other actions required to be made or taken to maintain each material item of Registered IP that is Company IP in full force and effect by the applicable deadline and otherwise in accordance with all applicable Legal Requirements. Part 2.9(g)(i) of the Disclosure Schedule sets forth a detailed listing with respect to each item of Registered IP that is Company IP and all actions, filings and payment obligations due to be made to any Governmental Body within ninety (90) days following the Effective Date.
               (ii) Employees and Contractors. Each of the Acquired Corporations has taken reasonable steps (including, entering into written confidentiality and nondisclosure agreements with officers, directors, subcontractors, employees, licensees and customers) to safeguard and maintain the secrecy and confidentiality of all non-public proprietary information pertaining to the Acquired Corporations or any Company Product. Without limiting the generality of the foregoing, to the Knowledge of the Company, no portion of the source code for any software owned by any of the Acquired Corporations as of June 29, 2009 has been disclosed or licensed to any escrow agent or other Person without reasonable confidentiality restrictions. Each Person who is or was an employee or contractor of any of the Acquired Corporations and who is or was involved in the creation or development of any Company Product or Company IP has signed an agreement containing an assignment of Intellectual Property Rights pertaining to such Company Product or Company IP to such Acquired Corporation and confidentiality provisions protecting the Company IP and, to the Knowledge of the Company, such assignment is enforceable. No current or former shareholder, officer, director, or employee of the Company has any claim, right (whether or not currently exercisable), or ownership interest in any Company IP. To the Knowledge of the Company, no employee of any of the Acquired Corporations is (a) bound by or otherwise subject to any Contract restricting him from performing his duties for any of the Acquired Corporations or (b) in breach of any Contract with any former employer or other Person concerning Intellectual Property Rights or confidentiality due to his activities as an employee of any of the Acquired Corporations.
               (iii) Government Rights. No funding, facilities, or personnel of any Governmental Body or any public or private university, college, or other educational or research institution were used, directly or indirectly, to develop or create, in whole or in part, any Company IP.
               (iv) Past IP Dispositions. Except as set forth in Part 2.9(g)(iv) of the Disclosure Schedule, since March 31, 2007, none of the Acquired Corporations has assigned or otherwise transferred ownership of, or agreed to assign or otherwise transfer ownership of, any Intellectual Property Right owned by or exclusively licensed to any of the Acquired Corporations to any other Person.
               (v) Standards Bodies. None of the Acquired Corporations is or has ever been a member or promoter of, or a contributor to, any industry standards body or similar organization that could require or obligate any of the Acquired Corporations to grant or offer to any other Person any license or right to any Company IP.

               (vi) Sufficiency. Each of the Acquired Corporations owns or otherwise has the right to use all Intellectual Property and intellectual Property Rights used in the conduct the business of the Acquired Corporations as currently conducted.
          (h) Valid and Enforceable. To the Knowledge of the Company, all Company IP that is Registered IP is valid, subsisting, and enforceable. Without limiting the generality of the foregoing:
               (i) Misuse and Inequitable Conduct. To the Knowledge of the Company, none of the Acquired Corporations has engaged in patent or copyright misuse or any fraud or inequitable conduct in connection with any Company IP that is Registered IP. To the Knowledge of the Company, the Acquired Corporations and their patent counsel have complied with their duty of candor and disclosure and have made no material misrepresentations in the filings submitted to the applicable Governmental Bodies with respect to all patents included in the Company IP.
               (ii) Trademarks. To the Knowledge of the Company, no trademark or trade name owned, used, or applied for by any of the Acquired Corporations conflicts or interferes with any trademark or trade name owned, used, and applied for by any other Person. To the Knowledge of the Company, no event or circumstance (including a failure to exercise adequate quality controls and an assignment in gross without the accompanying goodwill) has occurred or exists that has resulted in, or could reasonably be expected to result in, the abandonment of any material trademark (whether registered or unregistered) owned, used, or applied for by any of the Acquired Corporations.
               (iii) Legal Requirements and Deadlines. Each item of Company IP that is material Registered IP is in compliance with all Legal Requirements and all filings, payments, and other actions required to be made or taken to maintain such item of Company IP in full force and effect have been made by the applicable deadline. No application for a patent or a material copyright, mask work, or trademark registration or any other type of material Registered IP filed by or on behalf of any of the Acquired Corporations at any time since March 31, 2008 has been abandoned, allowed to lapse, or rejected.
               (iv) Interference Proceedings and Similar Claims. No interference, opposition, reissue, reexamination, or other Legal Proceeding is or since March 31, 2007 has been pending or, to the Knowledge of the Company, threatened, in which the scope, validity, or enforceability of any Company IP is being, has been, or could reasonably be expected to be contested or challenged. To the Knowledge of the Company, there is no basis for a claim that any Company IP is invalid or unenforceable.
          (i) Third-Party Infringement of Company IP. Since March 31, 2007 to the knowledge of the Company no Person has infringed, misappropriated, or otherwise violated, and no Person is currently infringing, misappropriating, or otherwise violating, any Company IP. Part 2.9(i) of the Disclosure Schedule accurately identifies (and the Company has provided to Parent a complete and accurate copy of) each letter or other written or electronic communication or correspondence that has been sent or otherwise delivered since March 31, 2007 by or to any of the Acquired Corporations or any representative of the Company regarding any actual, alleged, or suspected infringement or misappropriation of any Company IP, and provides a brief description of the current status of the matter referred to in such letter, communication, or correspondence.
          (j) Effects of This Transaction. Neither the execution, delivery, or performance of this Agreement (or any of the ancillary agreements) nor the consummation of any of the transactions contemplated by this Agreement (or any of the ancillary agreements) will, with or without notice or lapse of time, result in, or give any other Person the right or option to cause or declare, (a) a loss of, or Encumbrance on, any Company IP; (b) a breach of or default under any Company IP Contract (except for Standard Commercial Licenses and Standard Form IP Contracts other than material subcontractor agreements with respect to the development or manufacturing of any Company Products); (c) the release, disclosure, or delivery of any Company IP by or to any escrow agent or other Person; or (d) the grant, assignment, or transfer to any other Person of any license or other right or interest under, to, or in any of the Company IP.
          (k) No Infringement of Third Party IP Rights. To the Knowledge of the Company, none of the Acquired Corporations is infringing or has since March 31, 2004, infringed (directly, contributorily, by inducement, or otherwise), is misappropriating or has since March 31, 2004, misappropriated or is otherwise violating or making unlawful use of or has since March 31, 2004, violated or made unlawful use of any Intellectual Property Right of any other Person or is engaging or has since March 31, 2004, engaged in unfair competition. To the Knowledge of the Company, no Company Product, and no method or process used in the manufacturing of any Company Product, infringes, violates, or makes unlawful use of any Intellectual Property Right of, or contains any Intellectual Property misappropriated from, any other Person. To the Knowledge of the Company, there is no legitimate basis for a claim that any of the Acquired Corporations or any Company Product has infringed, misappropriated or violated any Intellectual Property Right of another Person or engaged in unfair competition or that any Company Product, or any method or process used in the manufacturing of any Company Product, infringes, violates, or makes unlawful use of any Intellectual Property Right of, or contains any Intellectual Property misappropriated from, any other Person. Without limiting the generality of the foregoing:
               (i) Infringement Claims. No infringement, misappropriation, or similar claim or Proceeding is pending or, to the Knowledge of the Company, threatened against any of the Acquired Corporations or against any other Person who is entitled, pursuant to a written Contract with any of the Acquired Corporations, to be indemnified, defended, held harmless, or reimbursed by any of the Acquired Corporations with respect to such claim or Proceeding. Except as set forth in Part 2.9(k)(i) of the Disclosure Schedule, since March 31, 2007, none of the Acquired Corporations has received any written notice relating to any actual, alleged, or suspected infringement, misappropriation, or violation by any of the Acquired Corporations, any of their employees or agents, or any Company Product of any Intellectual Property Rights of another Person, including any letter suggesting or offering that the Company obtain a license to any Intellectual Property Right of another Person to avoid a claim of infringement, misappropriation, or violation of such Person’s Intellectual Property Rights.

               (ii) Infringement Claims Affecting In-Licensed IP. To the Knowledge of the Company, no claim or Proceeding involving any Intellectual Property or Intellectual Property Right licensed to any of the Acquired Corporations is pending or has been threatened, except for any such claim or Proceeding that, if adversely determined, would not adversely affect (a) the use or exploitation of such Intellectual Property or Intellectual Property Right by any of the Acquired Corporations, or (b) the design, development, manufacturing, marketing, distribution, provision, licensing or sale of any Company Product is in existence as of the Effective Date.
          (l) Bugs. To the Knowledge of the Company, none of the software (including firmware and other software embedded in hardware devices) (i) owned by or licensed to any Acquired Corporation and (ii) distributed with, or used in the design, development, manufacturing, production, distribution, testing, maintenance, or support of any Company Product since March 31, 2008 (“Company Software”) (1) contains any bug, defect, or error (including any bug, defect, or error relating to or resulting from the display, manipulation, processing, storage, transmission, or use of date data) that materially and adversely affects the use, functionality, or performance of such Company Software or any product or system containing or used in conjunction with such Company Software; or (2) fails to comply in all material respects with any applicable warranty or other contractual commitment relating to the use, functionality, or performance of such Company Software. The Company has provided to Parent documentation of known bugs, defects and errors in Company Software owned by the Acquired Corporations reported to any of the Acquired Corporations since January 1, 2009.
          (m) Harmful Code. To the Knowledge of the Company, no Company Software owned by the Acquired Corporations or software licensed to any of the Acquired Corporations for use in or in conjunction with the current version of any Company Product contains any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” or “worm” (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing, any of the following functions: (i) disrupting, disabling, harming, or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; or (ii) damaging or destroying any data or file without the user’s consent.
          (n) Source Code. The source code for all Company Software owned by the Acquired Corporations contains annotations, programmer’s comments and documentation consistent with the software development current practices of Company. Except with respect to outbound licenses pursuant to which source code for any Company Software owned by the Acquired Corporations has been licensed or placed into escrow in the ordinary course of Company’s business under Standard Form IP Agreements or other agreements disclosed under Part 2.9(d) of the Disclosure Schedule, (i) no Company Software source code owned by the Acquired Corporations has been delivered, licensed, or made available to any escrow agent or other Person and (ii) the Company has no duty or obligation (whether present, contingent, or otherwise) to deliver, license, or make available the source code for any Company Software owned by the Acquired Corporations to any escrow agent or other Person. To the Knowledge of the Company, no event has occurred, and no circumstance or condition exists, that could reasonably be expected to, result in the delivery, license, or disclosure of the source code for any Company Software owned by the Acquired Corporations to any other Person (other than pursuant to the agreements disclosed under Part 2.9(d) of the Disclosure Schedule or any applicable Standard Form IP Agreements).
          (o) Open Source. Part 2.9(o) of the Disclosure Schedule accurately identifies and describes (i) each item of Open Source Code that is contained in, distributed with, or used in the development of the Company Products or from which any part of any Company Product is derived, (ii) the applicable license agreement for each such item of Open Source Code, and (iii) the Company Product or Company Products to which each such item of Open Source Code relates. No Company Product contains, is derived from, is distributed with, or is being or was developed using Open Source Code that is licensed under any terms that (A) imposes a requirement or condition that any Company Software owned by the Acquired Corporations or part thereof (1) be disclosed or distributed in source code form, (2) be licensed for the purpose of making modifications or derivative works, or (3) be redistributable at no charge, or (B) otherwise impose or could impose any other material limitation, restriction, or condition on the right or ability of any of the Acquired Corporations to use or distribute any Company Product.
          (p) The Acquired Corporations have provided Parent, or Part 2.9(p) of the Disclosure Schedule sets forth, a complete and accurate listing of all product warranty claims received and logged by the Acquired Corporations regarding any Company Product since January 1, 2008, including a listing of the resolution of all such product warranty claims.
     2.10 Contracts.
          (a) Part 2.10 of the Disclosure Schedule identifies each Company Contract that constitutes a “Material Contract” (other than end user license agreements for Company Software entered into by an Acquired Corporation, or an authorized distributor of an Acquired Corporation, in the ordinary course of business) as of the date of this Agreement. For purposes of this Agreement, each of the following shall be deemed to constitute a “Material Contract” to the extent it is executory:
               (i) any Contract (A) pursuant to which any of the Acquired Corporations is or may become obligated to make any severance, termination or similar payment to any current or former employee or director other than standard employment agreements outside of the United States; or (B) pursuant to which any of the Acquired Corporations is or may become obligated to make any bonus or similar payment (other than payments constituting base salary) in excess of $50,000 to any current or former employee or director;
               (ii) any Company IP Contract, other than Standard Form IP Agreements and Standard Commercial Licenses;
               (iii) any Contract relating to the acquisition, sale, spin-off, outsourcing or disposition of any business operation or unit of any Acquired Corporation;
               (iv) any Contract in which another Person is or was appointed as a distributor, reseller or sales representative with respect to any Company Software owned by the Acquired Corporations or Company Product (except pursuant to a Standard Form IP Agreement);

               (v) any Contract imposing any restriction on the right or ability of any Acquired Corporation: (A) to compete with any other Person; (B) to acquire any product or other asset or any services from any other Person; (C) to solicit, hire or retain any Person as an employee, consultant or independent contractor; (D) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person; (E) to perform services for any other Person; or (F) to transact business or deal in any other manner with any other Person;
               (vi) any Contract (other than Contracts evidencing Company Options): (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities; (B) providing any Person with any preemptive right, right of participation, right of maintenance or similar right with respect to any securities; or (C) providing any of the Acquired Corporations with any right of first refusal with respect to, or right to repurchase or redeem, any securities;
               (vii) any Contract incorporating or relating to any guaranty, any warranty, any sharing of liabilities or any indemnity or similar obligation, except for Contracts substantially identical to the standard forms of end-user licenses previously delivered by the Company to Parent or Contracts entered into in the ordinary course of business;
               (viii) any Contract guarantying debt for borrowed money;
               (ix) any Contract relating to any currency hedging;
               (x) any Contract: (A) imposing any confidentiality obligation on any of the Acquired Corporations or on any other Person (other than routine confidentiality or nondisclosure agreements entered into by any Acquired Corporation in the ordinary course of business that do not otherwise constitute Material Contracts under this Section 2.10(a) and Standard Form IP Agreements); or (B) containing “standstill” or similar provisions which apply against the Company;
               (xi) any Contract to which any Governmental Body is a party;
               (xii) any Contract requiring that any of the Acquired Corporations give any notice or provide any information to any Person prior to considering or accepting any Acquisition Proposal or similar proposal, or prior to entering into any discussions, agreement, arrangement or understanding relating to any Acquisition Transaction or similar transaction;
               (xiii) other than Routine Purchase Orders, any Contract that contemplates or involves the payment or delivery of cash or other consideration in an amount or having a value in excess of $500,000 in the aggregate, or contemplates or involves the performance of services having a value in excess of $500,000 in the aggregate;
               (xiv) any lease relating to any Leased Real Property described on Part 2.7 of the Disclosure Schedule; and
               (xv) any other Contract, if a breach of such Contract would reasonably be expected to have or result in a Company Material Adverse Effect.

The Company has made available to Parent an accurate and complete copy of each Company Contract that constitutes a Material Contract (other than Company IP Contracts that do not need to be specifically identified in Part 2.10 of the Disclosure Schedule).
          (b) Each Company Contract that constitutes a Material Contract is valid and in full force and effect and is enforceable in accordance with its respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies, except to the extent it has previously expired in accordance with its terms.
          (c) Except as set forth in the applicable subsections of Part 2.10(c) of the Disclosure Schedule, as of the date hereof, none of the Acquired Corporations is in violation of, or default under, any Material Contract; and, to the Knowledge of the Company, no other Person is in violation or breach of any Material Contract.
     2.11 Liabilities. None of the Acquired Corporations has, and none of the Acquired Corporations is responsible for performing or discharging, any accrued, contingent or other liabilities of any nature, either matured or unmatured, except for: (a) liabilities or obligations disclosed and provided for in the Unaudited Interim Balance Sheet or disclosed in the notes thereto; (b) normal and recurring current liabilities that have been incurred by the Acquired Corporations since the date of the Unaudited Interim Balance Sheet in the ordinary course of business; (c) liabilities for performance of obligations of the Acquired Corporation under Company Contracts, to the extent such liabilities are readily ascertainable (in nature, scope and amount) from the copies of such Company Contracts made available to Parent prior to the date of this Agreement; (d) liabilities described in Part 2.11 of the Disclosure Schedule and (e) liabilities or obligations incurred under this Agreement or in connection with the Contemplated Transactions.
     2.12 Compliance with Legal Requirements. Each of the Acquired Corporations is, and has at all times since March 31, 2007 been, in compliance with all applicable Legal Requirements, except for such non-compliance that has not had and would not reasonably be expected to have a Company Material Adverse Effect. Since March 31, 2007 until the date of this Agreement, none of the Acquired Corporations has received any written communication from any Governmental Body regarding any violation of, or failure to comply with, any Legal Requirement.
     2.13 Certain Business Practices. None of the Acquired Corporations has, and to the Knowledge of the Company no officer, employee, agent or other Person associated with or acting for or on behalf of any of the Acquired Corporations has, at any time, directly or indirectly: (a) used any corporate funds (i) to make any unlawful political contribution or gift or for any other unlawful purpose relating to any political activity, (ii) to make any unlawful payment to any governmental official or employee, or (iii) to establish or maintain any unlawful or unrecorded fund or account of any nature; (b) made any payoff, influence payment, bribe, rebate, kickback or unlawful payment to any Person; (c) made any unlawful payment to any Person, or provided any unlawful favor to any Person, for the purpose of obtaining or paying for (i) favorable treatment in securing business, or (ii) any other special concession; (d) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (e) agreed, committed or offered (in writing or otherwise) to take any of the actions described in clauses “(a)” through “(d)” above.
     2.14 Governmental Authorizations.
          (a) The Acquired Corporations hold all material Governmental Authorizations necessary to enable the Acquired Corporations to own, lease and operate their respective properties and to conduct their respective businesses in the manner in which such businesses are currently being conducted. All such Governmental Authorizations are valid and in full force and effect. Each Acquired Corporation is, and all at times since March 31, 2007 has been, in compliance in all material respects with the terms and requirements of such Governmental Authorizations. Since March 31, 2007, none of the Acquired Corporations has received any written communication from any Governmental Body regarding: (i) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization; or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization.
          (b) Since March 31, 2007, none of the Acquired Corporations has received any grant, incentive or subsidy provided or made available to or for the benefit of any of the Acquired Corporations by any U.S. or foreign Governmental Body either (i) relating to Intellectual Property Rights or (ii) in excess of $100,000.
     2.15 Tax Matters.
          (a) Each of the Acquired Corporations has duly filed all material Tax Returns that it was required to file under applicable Legal Requirements (taking into account any extensions of time within which to file such Tax Returns). All such Tax Returns are correct and complete in all material respects. All material Taxes due and owing by each of the Acquired Corporations (whether or not shown on any Tax Return) have been paid. The Company has not received any written notice that has not been previously resolved, and to the Knowledge of the Company, no claim is presently pending, that any of the Acquired Corporations is or may be subject to taxation in a jurisdiction where the Acquired Corporations do not file Tax Returns. There are no liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of any of the Acquired Corporations.
          (b) Each of the Acquired Corporations has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.
          (c) No audits, assessments or other proceedings are pending or being conducted with respect to any material Taxes of the Acquired Corporations. None of the Acquired Corporations has received from any Governmental Body any notice, that has not been previously resolved, (i) indicating an intent to open an audit or other review, (ii) of deficiency or proposed adjustment of or any material amount of Tax proposed, asserted, or assessed by any Governmental Body against any of the Acquired Corporations, or (iii) requesting information in connection with any material Tax matter or proceeding described in clauses (i) or (ii) above.

          (d) The Company has made available to Parent correct and complete copies of all federal income and other material Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Acquired Corporations filed or received since March 31, 2006.
          (e) None of the Acquired Corporations has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.
          (f) None of the Acquired Corporations has been a party to a transaction that is a “reportable transaction,” as such term is defined in Section 1.6011-4(b)(1) of the Treasury Regulations. None of the Acquired Corporations is a party to or bound by any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement or similar Contract, other than among or between the Acquired Corporations. Each of the Acquired Corporations has (A) not been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which is the Company) and (B) no liability for the Taxes of any Person (other than an Acquired Corporation) under Section 1.1502-6 of the Treasury Regulations (or any corresponding or similar provision of state, local, or foreign Tax law), as a transferee or successor or by Contract.
          (g) The reserve for any unpaid Taxes of the Acquired Corporations as reflected in the Unaudited Interim Balance Sheet has been determined in accordance with GAAP, and since the date of the Unaudited Interim Balance Sheet through the Closing Date, the Acquired Corporations have not incurred any Tax liability other than (i) in the ordinary course of business or (ii) in connection with any transaction contemplated by this Merger.
          (h) None of the Acquired Corporations will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any change in method of accounting that occurred after the date of the Unaudited Interim Balance Sheet, except as would not reasonably be expected to have a Company Material Adverse Effect.
          (i) None of the Acquired Corporations has been a party to any transaction intended to qualify under Section 355 of the Code.
          (j) None of the Acquired Corporations (i) is or was a “surrogate foreign corporation” within the meaning of Section 7874(a)(2)(B) of the Code or is treated as a U.S. corporation under Section 7874(b) of the Code; or (ii) was created or organized both in the United States and in a foreign jurisdiction such that such entity would be taxable in the United States as a domestic entity pursuant to Treasury Regulations Section 301.7701-5(a).
     2.16 Employee and Labor Matters; Benefit Plans.
          (a) The Company has made available to Parent the following information with respect to each employee of each of the Acquired Corporations (including any employee of any of the Acquired Corporations who is on a leave of absence or on layoff status):

               (i) the name of such employee, the Acquired Corporation by which such employee is employed and the date as of which such employee was originally hired by such Acquired Corporation;
               (ii) such employee’s title;
               (iii) the aggregate dollar amount of the compensation (including wages, salary, commissions, director’s fees, fringe benefits, bonuses, profit sharing payments and other payments or benefits of any type) received by such employee from the applicable Acquired Corporation with respect to services performed in the fiscal year ended March 31, 2009;
               (iv) such employee’s annualized compensation as of the date of this Agreement, including amounts contingent upon performance or other events;
               (v) any Governmental Authorization that is held by such employee and that relates to or is useful in connection with the businesses of the Acquired Corporations; and
               (vi) with respect to any employee of the Acquired Corporations who is on a leave of absence, the expected date of return to full service.
          (b) Part 2.16(b) of the Disclosure Schedule accurately identifies each former employee of any of the Acquired Corporations who is receiving or is scheduled to receive (or whose spouse or other dependent is receiving or is scheduled to receive) any severance or benefits (whether from any of the Acquired Corporations or otherwise) relating to such former employee’s employment with any of the Acquired Corporations; and Part 2.16(b) of the Disclosure Schedule accurately describes such severance and benefits.
          (c) The employment of each of the Acquired Corporations’ employees is terminable by the applicable Acquired Corporation at will, except as required by any applicable Legal Requirement. The Company has delivered or made available to Parent accurate and complete copies of all employee manuals and handbooks relating to the employment of the Company Associates.
          (d) To the Knowledge of the Company (i) as of the date hereof, no employee of any of the Acquired Corporations intends to terminate his employment with the Company, nor has any such employee threatened or expressed any intention to do so; and (ii) no employee of any of the Acquired Corporations is a party to or is bound by any confidentiality agreement or noncompetition agreement that may prevent the performance by such employee of any of his duties or responsibilities as an employee of such Acquired Corporation.
          (e) Part 2.16(e) of the Disclosure Schedule accurately sets forth, with respect to each Person who is an independent contractor of any of the Acquired Corporations and who may be entitled to receive in excess of $25,000 from any of the Acquired Corporations:
               (i) the name of such independent contractor and the Acquired Corporation with which such independent contractor is under contract and the date as of which such independent contractor was originally hired by such Acquired Corporation; and

               (ii) the terms of compensation of such independent contractor.
          (f) Except as set forth in Part 2.16(f) of the Disclosure Schedule, none of the Acquired Corporations is a party to, bound by, or has a duty to bargain for, any collective bargaining agreement or other Contract with a labor organization representing any of its employees, and there are no labor organizations representing, purporting to represent or, to the Knowledge of the Company, seeking to represent any employees of any of the Acquired Corporations.
          (g) Since May 1, 2002, there has not been, nor to the Knowledge of the Company has there been any threat of, any strike, slowdown, work stoppage, lockout, union organizing activity, question concerning representation or any similar activity or dispute, affecting any of the Acquired Corporations or any of their employees. To the Knowledge of the Company, no event has occurred, and to the Knowledge of the Company no condition or circumstances exists, that might give rise to the commencement of any such strike, slowdown, work stoppage, lockout, union organizing activity, question concerning representation or any similar activity or dispute.
          (h) Since May 1, 2004, other than matters which have been fully paid and resolved, none of the Acquired Corporations has engaged in any unfair labor practice within the meaning of the National Labor Relations Act. There is no Legal Proceeding, claim, labor dispute or grievance pending or, to the Knowledge of the Company, threatened relating to any employment contract, privacy right, labor dispute, wages and hours, leave of absence, plant closing notification, harassment, retaliation, immigration, employment statute or regulation, safety or discrimination matter involving any Company Associate, including charges of unfair labor practices or discrimination complaints.
          (i) No Acquired Corporation has any material liability, whether absolute or contingent, including any obligations under any Company Benefit Plan, with respect to any misclassification of a Person performing services for the Company or any of its Subsidiaries as an independent contractor rather than as an employee or with respect to any temporary or leased employees that were not treated as employees of such Acquired Corporation.
          (j) Part 2.16(j) of the Disclosure Schedule contains an accurate and complete list as of the date hereof of each Company Benefit Plan.
          (k) With respect to each Company Benefit Plan, the Company has delivered or made available to Parent: (i) an accurate and complete copy of all documents setting forth the terms of such Company Benefit Plan, including all amendments thereto and all related trust documents; (ii) a complete and accurate copy of the annual report (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code, with respect to such Company Benefit Plan for the most recent plan year; (iii) if such Company Benefit Plan is subject to the minimum funding standards of Section 302 of ERISA, the most recent annual and periodic accounting of such Company Benefit Plan’s assets; (iv) the most recent summary plan description together with the summaries of material modifications thereto, if any, required under ERISA with respect to such Company Benefit Plan; (v) if such Company Benefit Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies of the most recent financial statements thereof; (vi) accurate and complete copies of all material Contracts relating to such Company Benefit Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; (vii) all material forms of written materials provided to any Company Associate relating to such Company Benefit Plan relating to any material amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events that would result in any liability to any of the Acquired Corporations or any Company Affiliate; (viii) all material correspondence, if any, to or from any Governmental Body relating to such Company Benefit Plan; (ix) all forms and related notices required under COBRA with respect to such Company Benefit Plan; (x) all insurance policies, if any, in the possession of any of the Acquired Corporations or any Company Affiliate pertaining to fiduciary liability insurance covering the fiduciaries for such Company Benefit Plan; (xi) if such Company Benefit Plan is intended to be qualified under Section 401(a) of the Code, all discrimination tests, if any, required under the Code for such Company Benefit Plan for the three most recent plan years; (xii) if such Company Benefit Plan is intended to be qualified under Section 401(a) of the Code, the most recent IRS determination letter (or opinion letter, if applicable) received with respect to such Company Benefit Plan and (xiii) if such Company Benefit Plan is a Foreign Plan, all Governmental Authorizations received from any foreign Governmental Body with respect to such Company Benefit Plan.
          (l) Each of the Company Benefit Plans has been operated and administered in all material respects in accordance with its terms and with applicable Legal Requirements, including ERISA, the Code, applicable U.S. and non-U.S. securities laws and regulations and applicable foreign Legal Requirements. Any Company Benefit Plan intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code or has pending or has time remaining in which to file, an application for such determination from the Internal Revenue Service, and to the Knowledge of the Company, there is not and there has never been any event, condition or circumstance that could reasonably be expected to result in disqualification under the Code (or, in the case of a Foreign Plan, the equivalent of disqualification under any applicable foreign Legal Requirement). There are no claims or Legal Proceedings pending, or, to the Knowledge of the Company, threatened or reasonably anticipated (other than routine claims for benefits), against any Company Benefit Plan or against the assets of any Company Benefit Plan. To the Knowledge of the Company, no breach of fiduciary duty has occurred with respect to which any Acquired Corporation or any of its fiduciaries could reasonably be expected to incur a material liability. No Company Benefit Plan is under audit or investigation, or is subject to any other Legal Proceeding commenced by the IRS, the DOL or any other Governmental Body, nor is any such audit, investigation or other Legal Proceeding pending or, to the Knowledge of the Company, threatened. None of the Acquired Corporations nor any Company Affiliate has ever incurred any penalty or tax with respect to any Company Benefit Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code, and to the Knowledge of the Company, no events have occurred with respect to any Company Benefit Plan that could result in an assessment of any such tax against an Acquired Corporation or Company Affiliate. No mortgage, lien, pledge, charge, security interest or other Encumbrance of any kind has been imposed under the Code, ERISA or any foreign Legal Requirement with respect to any Company

Benefit Plan or any of the assets of any Company Benefit Plan. All contributions, premiums and expenses to or in respect of each Company Benefit Plan have been paid in full or, to the extent not yet due, have been adequately accrued on the Unaudited Interim Balance Sheet. None of the Company Benefit Plans that is an “employee welfare benefit plan” (as defined in Section 3(1) of ERISA) is self-insured.
          (m) None of the Acquired Corporations nor any Company Affiliate has ever maintained, established, sponsored, participated in, or contributed to any: (i) Company Benefit Plan subject to Section 302 or Title IV of ERISA or Section 412 or 430 of the Code; (ii) ”multiemployer plan” within the meaning of Section 3(37) of ERISA; or (iii) “multiple employer plan” (within the meaning of Section 413(c) of the Code). The fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide in full for the accrued benefit obligations, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to and obligations under such Foreign Plan.
          (n) No Company Benefit Plan provides (except at no cost to the Acquired Corporations or any Company Affiliate), or reflects or represents any liability of any of the Acquired Corporations or any Company Affiliate to provide, retiree life insurance, retiree health benefits or other retiree employee welfare benefits to any Person for any reason, except as may be required by COBRA or other applicable Legal Requirements.
          (o) Except as set forth in Part 2.16(o) of the Disclosure Schedule, neither the execution of this Agreement nor the consummation of any of the Contemplated Transactions (either alone or in combination with another event, whether contingent or otherwise) will (i) result in any bonus, severance or other payment or obligation to any Company Associate (whether or not under any Company Benefit Plan); (ii) materially increase the benefits payable or provided to, or result in a forgiveness of any indebtedness of, any Company Associate; (iii) accelerate the vesting, funding or time of payment of any compensation, equity award or other similar benefit; (iv) result in any “excess parachute payment” under Section 280G of the Code; or (v) cause any compensation to fail to be deductible under Section 162(m) of the Code.
          (p) Except as set forth in Part 2.16(p) of the Disclosure Schedule, each of the Acquired Corporations and Company Affiliates: (i) is in compliance in all material respects with all applicable Legal Requirements respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Company Associates, including the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of HIPAA and any similar provisions of state law; (ii) has withheld and reported all amounts required by any Legal Requirement or Contract to be withheld and reported with respect to wages, salaries and other payments to any Company Associate; (iii) has no liability for any arrears of wages or any penalty for failure to comply with the Legal Requirements applicable to any of the foregoing; and (iv) has no liability for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body with respect to unemployment compensation benefits, social security or other benefits or obligations for any Company Associate (other than routine payments to be made in the normal course of business and consistent with past practice). Since March 31, 2006, none of the Acquired Corporations has effectuated a “plant closing,” partial “plant closing,” “mass layoff,” “relocation” or “termination” (each as defined in the Worker Adjustment and Retraining Notification Act or any similar Legal Requirement) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any of the Acquired Corporations.
          (q) Each Company Benefit Plan which is a “non-qualified deferred compensation plan” (as such term is defined in Section 409A(d)(1) of the Code) has, at all times, been administered in good faith compliance with the requirements of Section 409A of the Code and applicable guidance issued thereunder and in all cases so that the additional tax described in Section 409A(a)(1)(B) of the Code will not be assessed against the individuals participating in any such non-qualified deferred compensation plan with respect to benefits due or accruing thereunder, and any such Company Benefit Plan complied in form with Section 409A of the Code and the guidance issued thereunder as of December 31, 2008 to the extent that such plan was in effect as of such date.
     2.17 Environmental Matters.
          (a) Except as would not reasonably be expected to have a Company Material Adverse Effect, (a) the Acquired Corporations are in compliance with all applicable federal, state, and local laws governing pollution or the protection of human health or the environment (“Environmental Laws”), (b) none of the Acquired Corporations has received any written notice with respect to the business of, or any property owned or leased by, the Acquired Corporations from any Governmental Body or third party that remains outstanding alleging that any of the Acquired Corporations is not in compliance with any Environmental Law, and (c) to the Knowledge of the Company, none of the Acquired Corporations has caused a “release” of a “hazardous substance”, as those terms are defined in the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §9601 et seq., in excess of a reportable quantity on any real property owned or leased by any of the Acquired Corporations that is used for the business of the Acquired Corporations which release remains unresolved.
     2.18 Insurance.
          (a) All material insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers or directors of the Company (collectively, the “Insurance Policies”) or renewals thereof are in full force and effect. Except as set forth in Part 2.18(a) of the Disclosure Schedule, since March 31, 2007, none of the Acquired Corporations has received any written notice regarding any actual or possible: (i) cancellation or invalidation of any insurance policy; (ii) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy; or (iii) material adjustment in the amount of the premiums payable with respect to any insurance policy. Except as set forth in Part 2.18(a) of the Disclosure Schedule, there are no material claims under or based upon any insurance policy of any of the Acquired Corporations. No insurance carrier has issued a denial of coverage or a reservation of rights with respect to any Legal Proceeding, or informed any of the Acquired Corporations in writing of its intent to do so.

          (b) The Company has made available to Parent accurate and complete copies of all current directors’ and officers’ liability insurance policies issued to the Company. Part 2.18(b) of the Disclosure Schedule accurately sets forth the most recent annual premiums paid by the Company with respect to the Existing D&O Policies.
     2.19 Transactions with Affiliates. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement, since the date of the Company’s last proxy statement filed with the SEC, as of the date of this Agreement no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC.
     2.20 Legal Proceedings; Orders.
          (a) As of the date of this Agreement, except as set forth in Part 2.20(a) of the Disclosure Schedule, there is no pending Legal Proceeding, and (to the Knowledge of the Company) since March 31, 2008 no Person has threatened in writing to commence any Legal Proceeding (i) that involves any of the Acquired Corporations or any of their respective businesses or assets or any of the directors or employees of the Acquired Corporations in their capacity as such (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other Contemplated Transactions, or, (iii) to the Knowledge of the Company, any of its stockholders or Representatives (in each case insofar as any such matters relate to their activities with the Company or any of its Subsidiaries). As of the date of this Agreement, to the Knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably be expected to give rise to or serve as a basis for the commencement of any such Legal Proceeding.
          (b) There is no order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the material assets owned or used by any of the Acquired Corporations, is subject. To the Knowledge of the Company, no officer of any of the Acquired Corporations is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of any of the Acquired Corporations.
     2.21 Authority; Binding Nature of Agreement. The Company has all necessary corporate power and authority to enter into and to perform its obligations under this Agreement. Prior to the date of this Agreement, the board of directors of the Company (at a meeting duly called and held): (a) unanimously determined that the Merger is advisable and fair to and in the best interests of the Company and its stockholders; (b) unanimously authorized and approved the execution, delivery and performance of this Agreement by the Company and unanimously adopted this Agreement and approved the Merger; and (c) unanimously recommended the adoption and approval of this Agreement by the holders of Company Common Stock and directed that this Agreement and the Merger be submitted for consideration by the Company’s stockholders at the Company Stockholders’ Meeting. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. Prior to the execution of the Voting Agreements, the Board of Directors of the Company approved the Voting Agreements and the transactions contemplated thereby.
     2.22 Inapplicability of Anti-takeover Statutes. The board of directors of the Company has taken all actions necessary to ensure that the restrictions applicable to business combinations contained in Section 203 of the DGCL are inapplicable to the execution, delivery and performance of this Agreement and to the consummation of the Merger and the other Contemplated Transactions. No other state takeover statute or similar Legal Requirement applies or purports to apply to the Merger, this Agreement or any of the other Contemplated Transactions.
     2.23 Vote Required. The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Company Stockholders’ Meeting and entitled to vote (the “Required Stockholder Vote”) is the only vote of the holders of any class or series of the Company’s capital stock necessary to adopt or approve this Agreement and approve the Merger or the other Contemplated Transactions.
     2.24 Non-Contravention; Consents. Except as set forth in Part 2.24 of the Disclosure Schedule, neither (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in the Agreement by the Company, nor (y) the consummation of the Merger or any of the other Contemplated Transactions, will directly or indirectly (with or without notice or lapse of time):
          (a) contravene, conflict with or result in a violation of (i) any of the provisions of the certificate of incorporation or bylaws of the Company, or (ii) any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of the Company;
          (b) assuming compliance with, and the approval of, the matters referred to in the last sentence of this Section 2.24, contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge the Merger or any of the other Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject;
          (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of the Acquired Corporations or that otherwise relates to the business of any of the Acquired Corporations or to any of the assets owned or used by any of the Acquired Corporations, except as would not be reasonably expected to have a Company Material Adverse Effect;
          (d) except as would not be reasonably expected to have a Company Material Adverse Effect, contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Material Contract, or give any Person the right to: (i) declare a default or exercise any remedy under any Material Contract; (ii) a rebate, chargeback, penalty or change in delivery schedule under any such Material Contract; (iii) accelerate the maturity or performance of any Material Contract; or (iv) cancel, terminate or modify any term of any Material Contract; or
          (e) except as would not be reasonably expected to have a Company Material Adverse Effect, result in the imposition or creation of any Encumbrance upon or with respect to any asset owned by any of the Acquired Corporations.
     Except as may be required by the Securities Act, the Exchange Act, the DGCL, any foreign antitrust Legal Requirement and the Nasdaq Stock Market Rules (as they relate to the Proxy Statement), none of the Acquired Corporations was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in the Agreement by the Company, or (y) the consummation of the Merger or any of the other Contemplated Transactions.
     2.25 Opinion of Financial Advisor. The Company’s board of directors has received the opinion of Oppenheimer & Co. Inc., financial advisor to the Company, to the effect that, subject to the assumptions, qualifications and limitations set forth therein and as of the date of such opinion, the Merger Consideration to be received by the holders of Company Common Stock (other than Parent, Merger Sub and their respective affiliates) is fair, from a financial point of view, to such holders.
     2.26 Financial Advisor. Except for the Oppenheimer & Co. Inc., no broker, finder or investment banker is entitled to any brokerage fee, finder’s fee, opinion fee, success fee, transaction fee or other fee or commission in connection with the Merger or any of the other Contemplated Transactions based upon arrangements made by or on behalf of any of the Acquired Corporations. The Company has furnished to Parent accurate and complete copies of all agreements under which any such fees, commissions or other amounts may become payable and all indemnification and other agreements related to the engagement of Oppenheimer & Co. Inc.
     2.27 Information Provided. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is mailed to the stockholders of the Company or at the time of the Company Stockholders’ Meeting (or any adjournment or postponement thereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder.
     2.28 Disclaimer . EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY STATED IN THIS ARTICLE 2, THE COMPANY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, INCLUDING, WITHOUT LIMITATION, ANY FORECASTS OR PROJECTIONS

MADE AVAILABLE TO PARENT OR MERGER SUB IN CERTAIN DATA ROOMS, UNLESS EXPRESSLY AND SPECIFICALLY INCLUDED IN THIS ARTICLE 2.
Article 3
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
     Parent and Merger Sub represent and warrant to the Company as follows:
     3.1 Due Organization. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound. Each of Parent and Merger Sub is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification, except where the failure to be so qualified could reasonably be expected to have or result in a Parent Material Adverse Effect. Merger Sub was formed solely for the purpose of engaging in the Contemplated Transactions and since the date of its formation has engaged in no activities other than in connection with or as contemplated by this Agreement.
     3.2 Authority; Binding Nature of Agreement. Parent and Merger Sub have the absolute and unrestricted right, power and authority to perform their obligations under this Agreement; and the execution, delivery and performance by Parent and Merger Sub of this Agreement have been duly authorized by any necessary action on the part of Parent and Merger Sub and their respective boards of directors. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to: (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.
     3.3 Non-Contravention; Consents. Neither the execution and delivery of this Agreement by Parent and Merger Sub nor the consummation by Parent and Merger Sub of the Merger will: (a) conflict with or result in any breach of the certificate of incorporation or bylaws of Parent or Merger Sub; (b) result in a default by Parent or Merger Sub under any Contract to which Parent or Merger Sub is a party, except for any default that has not had and will not have a Parent Material Adverse Effect, or (c) result in a violation by Parent or Merger Sub of any Legal Requirement or any order, writ, injunction, judgment or decree to which Parent or Merger Sub is subject, except for any violation that will not have a Parent Material Adverse Effect. Except as may be required by the Securities Act, the Exchange Act, state securities or “blue sky” laws, the DGCL, any foreign antitrust Legal Requirement and the Nasdaq Stock Market Rules (as they relate to the Proxy Statement), neither Parent nor Merger Sub was, is and will be required to make any filing with or give any notice to, or to obtain any Consent from, any Governmental Body in connection with: (i) the execution, delivery or performance of this Agreement; or (ii) the consummation of the Merger or any of the other Contemplated Transactions.
     3.4 Information Provided. None of the information to be supplied by or on behalf of Parent for inclusion in the Proxy Statement will, at the time the Proxy Statement is mailed to the stockholders of the Company or at the time of the Company Stockholders’ Meeting (or any adjournment or postponement thereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference therein about the Acquired Corporations supplied by the Company for inclusion or incorporation by reference in the Proxy Statement.
     3.5 Legal Proceedings; Orders.
          (a) As of the date of this Agreement there is no pending Legal Proceeding, and (to the Knowledge of Parent) no Person has threatened in writing to commence any Legal Proceeding that involves Parent or any of its Subsidiaries that would reasonably be expected to have a Parent Material Adverse Effect.
          (b) There is no order, writ, injunction, judgment or decree to which Parent or any of its Subsidiaries that would reasonably be expected to have a Parent Material Adverse Effect.
     3.6 Finder’s Fees. No broker, finder or investment banker is entitled to any brokerage fee, finder’s fee, opinion fee, success fee, transaction fee or other fee or commission in connection with the Merger or any of the other Contemplated Transactions based upon arrangements made by or on behalf of Parent.
     3.7 Disclaimer. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY STATED IN THIS ARTICLE 3, PARENT AND MERGER SUB DISCLAIM ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, INCLUDING, WITHOUT LIMITATION, ANY FORECASTS OR PROJECTIONS MADE AVAILABLE TO PARENT, UNLESS EXPRESSLY AND SPECIFICALLY INCLUDED IN THIS ARTICLE 3.
Article 4
CERTAIN COVENANTS OF THE COMPANY
     4.1 Access and Investigation. Subject to the Confidentiality Agreement, during the period commencing on the date of this Agreement and ending at the Effective Time (the “Pre-Closing Period”), upon reasonable advance notice, the Company shall (i) provide Parent and Parent’s Representatives with reasonable access to the Acquired Corporations’ Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations; (ii) give to Parent and its Representatives reasonable access during normal business hours to the offices, properties, books, records, Tax Returns and related work papers, Contracts, Governmental Authorizations, documents, officers and employees of the Acquired Corporations, (iii) furnish to Parent and its Representatives such financial and operating data and other information as such Persons may reasonably request and (iv) instruct its Representatives to cooperate with Parent and its

Representatives in its investigation; provided that the Company may restrict the foregoing access to the extent that (A) any applicable Legal Requirement requires the Company to restrict or prohibit access to any such properties or information, (B) such disclosure would, based on the advice of outside counsel, violate any agreement to which the Company or any of its Subsidiaries is a party, or (C) such disclosure would, based on the advice of outside counsel, result in a waiver of attorney-client privilege, work product doctrine or any other applicable privilege applicable to such information. Any request for access or information pursuant to this Section 4.1 shall be directed to any of the persons listed on Section 4.1 of the Disclosure Schedule and any investigation pursuant to this Section 4.1 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Acquired Corporations.
     4.2 Operation of the Company’s Business.
          (a) Except for matters contemplated by this Agreement, during the Pre-Closing Period:
               (i) the Company shall ensure that each of the Acquired Corporations conducts its business and operations: (A) in the ordinary course of business in all material respects consistent with past practices and (B) in compliance in all material respects with all applicable Legal Requirements;
               (ii) the Company shall use all reasonable efforts to ensure that each of the Acquired Corporations preserves intact its current business organization, keeps available the services of its current officers and other employees and maintains its relationships and goodwill with its material customers, partners, suppliers, licensors, licensees, distributors and others having material business relationships with it;
               (iii) the Company shall keep in full force all material insurance policies referred to in Section 2.18 (other than any such policies that are immediately replaced with substantially similar policies);
               (iv) the Company shall cause to be provided all notices, assurances and support required by any Company IP Contract as would be reasonably expected to decrease the likelihood of: (A) any transfer or disclosure by any Acquired Corporation of any Company Software source code owned by the Acquired Corporations to any other Person; or (B) a release from any escrow to any other Person of any Company Software source code owned by the Acquired Corporations that has been deposited or is required to be deposited in escrow under the terms of such Company Contract;
               (v) the Company shall use all reasonable efforts to ensure that, except as may be prohibited by applicable Legal Requirement, stock certificates representing all shares of capital stock of any Subsidiary of the Company owned or held by any Person other than the Company or another Subsidiary of the Company are delivered to Parent or its designees at or prior to the Effective Time, endorsed in blank or accompanied by duly executed assignment documents, in form satisfactory to Parent; and

               (vi) the Company shall promptly notify Parent of: (A) any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with any of the Contemplated Transactions; and (B) any Legal Proceeding against, relating to, involving or otherwise affecting any of the Acquired Corporations that is commenced, or, to the Knowledge of the Company, threatened against, any of the Acquired Corporations.
          (b) Except for matters contemplated by this Agreement, set forth on Schedule 4.2(b) or required by applicable Legal Requirements, during the Pre-Closing Period, the Company shall not (without the prior written consent of Parent), and shall not (without the prior written consent of Parent) permit any of the other Acquired Corporations to:
               (i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities, other than dividends and distributions by a direct or indirect wholly-owned Subsidiary of the Company to its parent;
               (ii) sell, issue, grant or authorize the sale, issuance or grant of: (A) any capital stock or other security; (B) any option, call, warrant or right to acquire any capital stock or other security; or (C) any instrument convertible into or exchangeable for any capital stock or other security, except that the Company may issue shares of Company Common Stock: (1) upon the valid exercise of Company Options outstanding as of the date of this Agreement; and (2) pursuant to the ESPP;
               (iii) amend or waive any of its rights under, or increase the benefits, including permitting the acceleration of the vesting under, any provision of: (A) any of the Company’s stock option plans; (B) any Company Option or any agreement evidencing or relating to any outstanding stock option; (C) any restricted stock purchase agreement; or (D) any other Contract evidencing or relating to any equity award (whether payable in cash or stock); provided, however, that this subsection will not restrict any acceleration of vesting which would occur pursuant to the existing terms of any such plan, agreement or Contract as of the date hereof;
               (iv) amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or other charter or organizational documents, or effect or become a party to any merger, consolidation, share exchange, business combination, amalgamation, recapitalization, reclassification of shares, stock split, reverse stock split, division or subdivision of shares, consolidation of shares or similar transaction;
               (v) form any Subsidiary or acquire any equity interest or other interest in any other Entity;
               (vi) incur any material capital expenditures or any obligations or liabilities in respect thereof not in the ordinary course of business;
               (vii) make any capital expenditure (except a capital expenditure that: (A) is in the ordinary course of business and consistent with past practices; (B) does not exceed

$50,000 individually; and (C) when added to all other capital expenditures made by or on behalf of the Acquired Corporations since the date of this Agreement, does not exceed $100,000 in the aggregate);
               (viii) other than in the ordinary course of business consistent with past practices, enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Material Contract, or amend or terminate, or waive or exercise any material right or remedy under, any Material Contract;
               (ix) sell, lease, license, pledge, transfer, subject to any Encumbrance or otherwise dispose of any of its material assets or properties except (A) sales of inventory or used equipment in the ordinary course of business, (B) any Permitted Encumbrance, (C) any non-exclusive license of Company IP in the ordinary course of business and (D) pursuant to existing Contracts;
               (x) make any pledge of any of its material assets or permit any of its material assets to become subject to any Encumbrances, except for Permitted Encumbrances;
               (xi) lend money to any Person other than ordinary course expense advances to employees and consultants or incur or guarantee any indebtedness for borrowed money;
               (xii) establish, adopt, enter into or amend any Company Benefit Plan, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation (including equity-based compensation, whether payable in stock, cash or other property) or remuneration payable to, any of its directors or any of its officers (or other employees to the extent that such establishment, adoption, amendment, payment or increase is material);
               (xiii) hire or promote any employee except in order to fill a position vacated after the date of this Agreement;
               (xiv) make (other than in the ordinary course of business), change or revoke any material Tax election; settle or compromise any claim, notice, audit report or assessment in respect of material Taxes; change any annual Tax accounting period; adopt any Material method of Tax accounting (other than in the ordinary course of business) or change any method of Tax accounting; file any amended material Tax Return; enter into any Tax allocation agreement, Tax sharing agreement, or Tax indemnity agreement or similar Contract relating to any Tax, other than any such agreement among or between the Acquired Corporations; surrender any right to claim a material Tax refund; or consent to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment;
               (xv) institute, settle, or agree to settle any material Legal Proceeding pending or threatened before any arbitrator, court or other Governmental Body; or
               (xvi) agree or commit to take any of the actions described in clauses ”(i)” through “(xv)” of this Section 4.2(b).

          (c) During the Pre-Closing Period, each of the Company and Parent shall promptly notify the other in writing if it obtains knowledge of any of the following: (i) any material inaccuracy of any representation or warranty contained in this Agreement at any time during the term hereof; and (ii) any material breach by the Company of any covenant contained in this Agreement at any time during the term hereof. Without limiting the generality of the foregoing, the Company shall promptly advise Parent in writing of any Legal Proceeding or material claim threatened, commenced or asserted in writing against or with respect to, or otherwise affecting, any of the Acquired Corporations that would have been required to have been disclosed pursuant to Article 2 of this Agreement. No notification given to Parent pursuant to this Section 4.2(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company contained in this Agreement.
          (d) The Company shall (to the extent directed by Parent in writing) timely exercise in full any right or option it may have to repurchase shares of its capital stock which is or becomes exercisable during the Pre-Closing Period. The Company shall use reasonable efforts to notify Parent in writing at least ten (10) days in advance of any such repurchase right or option becoming exercisable.
     4.3 No Solicitation.
          (a) The Company shall not directly or indirectly do, and shall ensure that no Representative of any of the Acquired Corporations directly or indirectly does, any of the following: (i) solicit, initiate or knowingly encourage, induce or facilitate the communication, making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or take any action that would reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry; (ii) subject to Section 4.3(b), furnish any information regarding any of the Acquired Corporations to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry or engage in discussions or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry; or (iii) subject to Section 5.2(c), approve, endorse, agree to or recommend any Acquisition Proposal or execute or enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction.
          (b) Notwithstanding anything contained in Section 4.3(a) (but subject to the other provisions of this Agreement), prior to the adoption and approval of this Agreement by the Required Stockholder Vote, the Company may furnish nonpublic information regarding the Acquired Corporations to, or enter into discussions or engage in negotiations with, any Person that has submitted (and not withdrawn) a bona fide written Acquisition Proposal that the board of directors of the Company has reasonably determined in good faith, after consultation with the Company’s outside legal counsel and financial advisor, constitutes a Superior Offer or could reasonably be expected to lead to a Superior Offer if: (A) neither the Company nor any Representative of any of the Acquired Corporations shall have materially breached any of the provisions set forth in this Section 4.3; (B) the board of directors of the Company determines in good faith, after having considered the advice of its outside legal counsel, that such action is required in order for the board of directors of the Company to comply with its fiduciary duties to the Company’s stockholders under applicable Legal Requirements; (C) prior to or concurrent with furnishing any such nonpublic information to, or entering into discussions or negotiations with, such Person, the Company gives Parent written notice of the identity of such Person and of the Company’s intention to furnish nonpublic information to, or enter into discussions or negotiations with, such Person; (D) the Company receives from such Person an executed confidentiality agreement containing nondisclosure provisions, use restrictions, non-solicitation provisions and no hire provisions at least as favorable to the Company as those contained in the Confidentiality Agreement; and (E) concurrent with furnishing any such nonpublic information to such Person, the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent).
          (c) If the Company or any Representative of the Company receives an Acquisition Proposal or Acquisition Inquiry at any time during the Pre-Closing Period, then the Company shall promptly (and in no event later than 24 hours after receipt of such Acquisition Proposal or Acquisition Inquiry) advise Parent of such Acquisition Proposal or Acquisition Inquiry, including the identity of the Person making or submitting such Acquisition Proposal or Acquisition Inquiry and the terms thereof. The Company shall promptly (and in no event later than 24 hours) provide notice to Parent of any material change in the status and terms of any such Acquisition Proposal and any modification or proposed modification thereto.
          (d) The Company shall, and shall cause its Subsidiaries and its and their respective Representatives to, cease immediately and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any third party conducted prior to the date hereof with respect to any Acquisition Proposal or Acquisition Inquiry.
          (e) The Company shall not release or permit the release of any Person from, or waive or permit the waiver of any provision of or right under, any “standstill” or similar agreement with respect to any Company Common Stock unless the board of directors of the Company determines in good faith, after having considered the advice of its outside legal counsel, that failure to release would be reasonably likely to result in a breach of its fiduciary duties. The Company either has or shall promptly request each Person that has executed a confidentiality or similar agreement in connection with its consideration of a possible Acquisition Transaction or equity investment in the Company in the last twelve (12) months prior to the date of this Agreement to return to the Company all confidential information heretofore furnished to such Person by or on behalf of any of the Acquired Corporations or destroy such confidential information in each case to the extent such third-party is required to do so under the terms of such confidentiality agreement.
     4.4 Pre-Closing IP Transfer. If requested by Parent no later than two (2) Business Days prior to the Closing Date, after satisfaction of the conditions set forth in Article 6 and Article 7 the Company shall execute and deliver each of the transfer and assignment documents attached hereto as Exhibit C-1 through C-6 (the “IP Transfer Documents”) requested by Parent in order to effectuate the transfer, effective immediately prior to the Effective Time, of all of the right, title and interest of the Acquired Corporations in the Company IP owned by the Company or any Acquired Corporation to the Subsidiary of Parent referenced in the IP Transfer Documents (such transfer to be collectively referred to herein as the “Pre-Closing IP Transfer”). Notwithstanding anything else in this Agreement to the contrary, the parties hereto hereby acknowledge that they shall consummate the Merger immediately following the consummation of the Pre-Closing IP Transfer.

Article 5
ADDITIONAL COVENANTS OF THE PARTIES
     5.1 Proxy Statement. As promptly as practicable after the date of this Agreement, the Company shall prepare and cause to be filed with the SEC the Proxy Statement. The Company shall use reasonable efforts to cause the Proxy Statement to comply with the applicable rules and regulations promulgated by the SEC, to respond promptly to any comments of the SEC or its staff and to have the Proxy Statement cleared by the SEC as promptly as reasonably practicable after such filing. The Company shall use reasonable efforts to cause the Proxy Statement to be mailed to the Company’s stockholders as promptly as practicable after the Proxy Statement is cleared by the SEC. The Company shall as promptly as practicable notify Parent of the receipt of any oral or written comments from the SEC relating to the Proxy Statement. The Company shall promptly furnish to Parent all information concerning the Acquired Corporations and the Company’s stockholders that may be required or reasonably requested in connection with any action contemplated by this Section 5.1. Whenever any event occurs that should be disclosed in an amendment or supplement to the Proxy Statement, then the Company shall promptly inform Parent of such occurrence and shall cooperate in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the stockholders of the Company. The Company shall cooperate and provide Parent with a reasonable opportunity to review and comment on the draft of the Proxy Statement (including each amendment or supplement thereto) and all responses to requests for additional information by and replies to comments of the SEC, prior to filing such with or sending such to the SEC, and the Company will provide Parent with copies of all such filings made and correspondence with the SEC.
     5.2 Company Stockholders’ Meeting.
          (a) The Company shall take all action necessary under all applicable Legal Requirements and the Company’s bylaws to call, give notice of and hold a meeting of the holders of Company Common Stock to vote on the adoption and approval of this Agreement (the “Company Stockholders’ Meeting”). The Company Stockholders’ Meeting shall be held (on a date selected by the Company in consultation with Parent) as promptly as reasonably practicable following clearance of the Proxy Statement by the SEC. The Company shall use commercially reasonable efforts to ensure that all proxies solicited in connection with the Company Stockholders’ Meeting are solicited in compliance with all applicable Legal Requirements. Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone the Company Stockholders’ Meeting after consultation with Parent to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement is provided to its stockholders in advance of a vote on this Agreement or, if as of the time for which the Company Stockholders’ Meeting is scheduled (as set forth in the Proxy Statement) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders’ Meeting.
          (b) Subject to Section 5.2(c): (i) the Proxy Statement shall include a statement to the effect that the board of directors of the Company recommends that the Company’s stockholders vote to adopt and approve this Agreement at the Company Stockholders’ Meeting (the recommendation of the Company’s board of directors that the Company’s stockholders vote to adopt and approve this Agreement being referred to as the “Company Board Recommendation”); and (ii) the Company Board Recommendation shall not be withdrawn, modified or changed in a manner adverse to Parent (an “Adverse Recommendation Change”), and no resolution by the board of directors of the Company or any committee thereof to effect an Adverse Recommendation Change shall be adopted or proposed.
          (c) Notwithstanding anything to the contrary contained in Section 5.2(b), at any time prior to the adoption of this Agreement by the Required Stockholder Vote, (i) an Adverse Recommendation Change may be effected if (A) there shall occur or arise after the date of this Agreement a material development or a material change in circumstance that relates to the Acquired Corporations but does not relate to an Acquisition Proposal (an “Intervening Event”), (B) neither the board of directors of the Company nor the executive officers of the Company had knowledge, as of the date of this Agreement, that there was a reasonable possibility that such Intervening Event would occur or arise after the date of this Agreement, and (C) the board of directors of the Company determines in good faith, after consultation with the Company’s outside legal counsel, that in light of such circumstances, the board of directors of the Company must effect an Adverse Recommendation Change in order for the board of directors of the Company to comply with its fiduciary duties to the Company’s stockholders under applicable Legal Requirements; and (ii) an Adverse Recommendation Change may be effected or the Company may terminate this Agreement pursuant to Section 8.1(h) if (A) any third party has made to the Company (and not withdrawn) a bona fide written Acquisition Proposal that the Company board of directors has reasonably determined in good faith, after consultation with the Company’s outside legal counsel and of a financial advisor of nationally recognized reputation, constitutes a Superior Offer, (B) neither the Company nor any Representative of the Acquired Corporations has materially breached Section 4.3 or this Section 5.2, and (C) the board of directors of the Company concludes in good faith, after having considered the advice of its outside legal counsel, that in light of such circumstances, the board of directors of the Company must effect an Adverse Recommendation Change or terminate this Agreement pursuant to Section 8.1(h) in order for the board of directors of the Company to comply with its fiduciary duties to the Company’s stockholders under applicable Legal Requirements; provided, however, that any such action referred to in this clause (ii) may only be taken at a time that is (y) after the fourth (4th) Business Day following delivery to Parent of a written notice from the Company that the board of directors of the Company intends to take such action if such Acquisition Proposal remains a Superior Offer (the “Subsequent Determination Notice”), which notice will specify the material terms of the applicable Superior Offer and identify the Person making such Superior Offer (it being understood and agreed that any material amendment to such Superior Offer, including the financial terms of such Superior Offer, shall require the delivery of a new Subsequent Determination Notice and the commencement of an additional three (3) day waiting period), and (z) at the end of any such period referred to in clause (y), the Company board of directors determines in good faith, after considering all amendments or revisions irrevocably committed to by Parent and after consultation with the Company’s outside legal counsel and a financial advisor of nationally recognized reputation, that such Superior Offer remains a Superior Offer. During any period referred to in clause (y) of the preceding sentence, Parent shall be entitled to deliver to Company one or more counterproposals to such Acquisition Proposal, and Company shall give Parent the opportunity to meet with the Company and its Representatives, and at Parent’s request, shall negotiate in good faith regarding the terms of any possible revisions to the terms of this Agreement.
          (d) Nothing contained in this Agreement shall prevent the Company’s board of directors from complying with Rule 14d-9 and Rule 14e-2(a) or Item 1012(a) of Regulation M-A under the 1934 Act or from making any required disclosure to the Company’s stockholders if the board of directors of the Company determines in good faith, after consultation with outside counsel, that such action is necessary for such board of directors to comply with its fiduciary duties under applicable Legal Requirements; provided, however, that any statement or disclosure made by or on behalf of the Company board of directors (other than a “stop, look and listen communication” of the type contemplated by Rule 14d-9(f) under the Exchange Act, and within the time period contemplated by Rule 14d-9(f)(3)) shall be deemed to be an Adverse Recommendation Change unless it is accompanied by a statement of the Company board of directors expressly reaffirming the Company Board Recommendation in connection with such statement or disclosure.
     5.3 Regulatory Approvals.
          (a) Each party shall use their respective commercially reasonable efforts to file or otherwise submit, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with or otherwise submitted by such party to any Governmental Body with respect to the Merger and the other Contemplated Transactions, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, the Company and Parent shall, promptly after the date of this Agreement, prepare and file any notification or other document required to be filed in connection with the Merger under any applicable foreign Legal Requirement relating to antitrust or competition matters as promptly as practicable. The Company and Parent shall respond as promptly as practicable to any inquiries or requests received from any state attorney general, foreign antitrust or competition authority or other Governmental Body in connection with antitrust or competition matters.
          (b) Parent and the Company shall use commercially reasonable efforts to cause to be taken all actions necessary to consummate the Merger and make effective the other Contemplated Transactions. Without limiting the generality of the foregoing, each party to this Agreement: (i) shall make all filings and other submissions (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other Contemplated Transactions; (ii) shall use their commercially reasonable efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other Contemplated Transactions; and (iii) shall use commercially reasonable efforts to lift any injunction prohibiting, or any other legal bar to, the Merger or any of the other Contemplated Transactions. Each party shall provide the other with a copy of each proposed filing with or other submission to any Governmental Body relating to any of the Contemplated Transactions, and shall give the other party a reasonable time prior to making such filing or other submission in which to review and comment on such proposed filing or other submission. Each party shall promptly deliver to the other a copy of each such filing or other submission made, each notice given and each Consent obtained during the Pre-Closing Period.

     5.4 Company Stock Plans and ESPP.
          (a) At the Effective Time, Parent may, at its election, assume either or both of the 2002 Plan or the 2004 Plan. If Parent elects to assume either of such Company Stock Plans, then, under such Company Stock Plan, Parent shall be entitled to grant stock awards, to the extent permissible under applicable Legal Requirements (including any applicable Nasdaq listing requirements), using the share reserves of such Company Stock Plan as of the Effective Time, except that: (i) stock covered by such awards shall be shares of Parent Common Stock; (ii) each reference in such Company Stock Plan to a number of shares of Company Common Stock shall be deemed amended to refer instead to a number of shares of Parent Common Stock determined by multiplying the number of referenced shares of Company Common Stock by the Option Exchange Ratio, and rounding the resulting number down to the nearest whole number of shares of Parent Common Stock; and (iii) Parent’s board of directors or a committee thereof shall succeed to the authority and responsibility of the Company’s board of directors or any committee thereof with respect to the administration of such Company Stock Plan.
          (b) Prior to the Effective Time, the Company shall take all actions that may be necessary to: (i) cause the exercise (as of the last Business Day prior to the Closing Date) of each outstanding purchase right under the ESPP, and make any pro-rata adjustments that may be necessary to reflect the shortened offering period but otherwise cause such shortened offering period to be treated as a fully effective and completed offering period for all purposes under the ESPP; and (ii) provide that no further offering period or purchase period shall commence under the ESPP after the Effective Time; provided, however, that such exercise of outstanding purchase rights, and the cessation of further offering and purchase periods, shall be conditioned upon the consummation of the Merger. On the last Business Day prior to the Closing Date, the Company shall apply the funds credited as of such date under the ESPP within each participant’s payroll withholding account to the purchase of whole shares of Company Common Stock in accordance with the terms of the ESPP. Immediately prior to and effective as of the Effective Time (and subject to the consummation of the Merger), the Company shall terminate the ESPP.
     5.5 Employee Benefits.
          (a) Parent agrees that, subject to any transition period of not more than 60 days and subject to any applicable plan provisions, contractual requirements or Legal Requirements, all employees of the Acquired Corporations who continue employment with Parent, the Surviving Corporation or any Subsidiary of the Surviving Corporation after the Effective Time (“Continuing Employees”) shall be eligible to participate in Parent’s benefit plans, to substantially the same extent as similarly situated employees of Parent. Nothing in this Section 5.5(a) or elsewhere in this Agreement shall be construed to create a right in any Company Associate to employment with Parent, the Surviving Corporation or any Subsidiary of the Surviving Corporation, and the employment of each Continuing Employee shall be “at will” employment (except as otherwise required to comply with applicable Legal Requirements.) Except for Indemnified Persons (as defined in Section 5.6(a)) to the extent of their respective rights pursuant to Section 5.6, no Company Associate or Continuing Employee shall be deemed to be a third-party beneficiary of this Agreement.

          (b) Parent shall, to the extent permitted by Parent benefits plans, (i) waive, or shall cause to be waived, any applicable pre-existing condition exclusions and waiting periods with respect to participation and coverage requirements in any replacement or successor welfare benefit plan in which any Continuing Employee is eligible to participate following the Closing to the extent such exclusions or waiting periods were inapplicable to, or had been satisfied by, such Continuing Employee immediately prior to the Closing under the analogous Company Employee Plan in which such Continuing Employee participated, (ii) provide, or cause to be provided, each Continuing Employee with credit for any co-payments and deductibles paid prior to the Closing (to the same extent such credit was given under the analogous Company Employee Plan prior to the Closing) in satisfying any applicable deductible or out-of-pocket requirements and (iii) recognize service prior to the Closing with the Company and any of its Subsidiaries for purposes of eligibility to participate and vesting (and, in respect of vacation and severance benefits, determination of level of benefits) to the same extent such service was recognized by the Company or any of its Subsidiaries under the analogous Company Employee Plan in which such Continuing Employee participated immediately prior to the Closing; provided that the foregoing shall not apply to the extent it would result in any duplication of benefits for the same period of service.
          (c) Unless otherwise directed by Parent, prior to the Closing the Company shall take (or cause to be taken) all actions necessary or appropriate to terminate, effective no later than the day prior to the date on which the Merger becomes effective, any Company Benefit Plan that contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code (a “Company 401(k) Plan”); as soon as practicable following the termination date of such Company 401(k) Plan, to the extent permitted pursuant to Parent’s 401(k) plan, Parent shall permit each Continuing Employee who was eligible to participate in the Company 401(k) Plan immediately prior to the termination date elect to roll over his or her account balance from such terminated Company 401(k) Plan to the Parent 401(k) plan. If the Company (or an Acquired Corporation or Company Affiliate) is required to terminate any Company 401(k) Plan, then the Company shall provide to Parent prior to the Closing Date written evidence of the adoption by the board of directors of the Company (or of the applicable Acquired Corporation or Company Affiliate) of resolutions authorizing the termination of such Company 401(k) Plan (the form and substance of which resolutions shall be subject to the prior review and approval of Parent).
          (d) For the twelve (12) months following the Closing, except as otherwise agreed in writing between Parent and a Company employee, Parent will honor and will cause to be honored, in accordance with its terms, each existing employment, change in control, severance, or other termination protection plan (including the Severance Plan and the Key Employee Plan) between the Company or any of its Subsidiaries and any officer or employee.
     5.6 Indemnification of Officers and Directors.
          (a) All rights to indemnification, advancement of expenses and exculpation from liabilities existing in favor of each individual who is a current or former officer or director of the Acquired Corporations (each such individual, an “Indemnified Person”) for his acts and omissions as a director or officer of the Company occurring prior to the Effective Time, as provided in the Company’s certificate of incorporation or bylaws (or comparable organizational documents as in effect as of the date of this Agreement) or as provided in any Indemnification

Contract between the Company and such Indemnified Person (as in effect as of the date of this Agreement) shall be assumed by Parent and the Surviving Corporation in the Merger, without further action, at the Effective Time, and shall survive the Merger and shall continue in full force and effect in accordance with their terms (to the fullest extent such rights to indemnification are available under and are consistent with Delaware law) for a period of six (6) years from the date on which the Merger becomes effective, and the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, comply with and honor the foregoing obligations.
          (b) Prior to the Effective time, the Company shall purchase a director and officer “tail” policy in respect of acts or omissions occurring prior to the Effective Time covering each Indemnified Person currently covered by the Company’s officers’ and directors’ liability insurance policy for six (6) years after the Effective Time on terms with respect to coverage and amount at least as, and not materially more, favorable than those of such policy in effect on the date hereof, and with an aggregate premium not to exceed two hundred twenty-five percent (225%) of the amount per annum the Company paid in respect of its last annual policy period.
          (c) If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 5.6.
          (d) This Section 5.6 is for the benefit of, and shall be enforceable by, each Indemnified Person and their respective heirs and legal representatives. The rights and remedies provided for in this Section 5.6 shall not be deemed exclusive of any other rights to which an Indemnified Person is entitled, whether pursuant to law, contract or otherwise.
     5.7 Notification. The Company will give prompt written notice to Parent of any development occurring after the date of this Agreement, or any item about which the Company did not have Knowledge on the date of this Agreement, which causes or reasonably would be expected to cause the conditions set forth in Sections 6.1 or 6.2 not to be satisfied. Parent will give prompt written notice to the Company of any development occurring after the date of this Agreement, or any item about which Parent did not have Knowledge on the date of this Agreement, which causes or reasonably would be expected to cause the conditions set forth in Sections 7.1 or 7.2 not to be satisfied. No disclosure by any party pursuant to this Section 5.7 will be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation or breach of any representation, warranty, or covenant.
     5.8 Disclosure. Parent and the Company shall consult with each other before issuing any press release, making any other public statement, or scheduling any press conference or conference call with investors or analysts, with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable Legal Requirements or any listing agreement with or rule of any national securities exchange or association, shall not issue any such press release, make any such other public statement, or schedule any such press conference or conference call before such consultation.

     5.9 Resignation of Officers and Directors. The Company shall use reasonable efforts to obtain and deliver to Parent at or prior to the Effective Time the resignation of each officer and director of each of the Acquired Corporations; provided, that such resignation shall not affect any change of control rights or other benefits to which such officers or directors may be entitled to and shall not change such officers’ or directors’ status, if applicable, as an employee of the Acquired Corporations.
     5.10 Section 16 Matters. Prior to the Effective Time, the Company shall take such reasonable steps as are required to cause the disposition of Company Common Stock and Company Options in connection with the Merger by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act.
     5.11 FIRPTA Certificate. On or prior to the Closing Date, the Company shall deliver to Parent a certification (to the effect that any interests in the Company do not constitute “U.S. real property interests” within the meaning of Code Section 897(c)(1)) that meets the requirements of Treasury Regulations Section 1.897-2(h)(1)(i), dated within thirty (30) days prior to the Closing Date (“FIRPTA Certificate”)and in form and substance reasonably acceptable to Parent, and a notice form that meets the requirements of Treasury Regulations Section 1.897-2(h)(2), in form and substance reasonably acceptable to Parent, along with written authorization for Parent to deliver such notice form to the Internal Revenue Service on behalf of the Company upon Closing; provided that, if the Company fails to comply with this Section 5.11, the Merger shall nonetheless close and Parent may withhold or cause to be withheld from the Merger Consideration and pay over to the appropriate taxing authorities the amount required to be withheld under Section 1445 of the Code as determined by Parent.
Article 6
CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB
     The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions to be consummated at the Closing are subject to the satisfaction, at or prior to the consummation of the Pre-Closing IP Transfer, of each of the following conditions:
     6.1 Accuracy of Representations.
          (a) The representations and warranties of the Company contained in this Agreement (other than the representations and warranties in Section 2.3, Section 2.21 and Section 2.23) shall have been accurate in all material respects as of the date of this Agreement; provided, however, that (i) in determining the accuracy of such representations and warranties for purposes of this Section 6.1(a): (A) all materiality qualifications that are contained in such representations and warranties and that limit the scope of such representations and warranties shall be disregarded; and (B) any update of or modification to the Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded; and (ii) the representations and warranties shall be deemed to not be accurate in all material respects only if the circumstances giving rise to all inaccuracies (considered collectively) have resulted in or could reasonably be expected to result in the Acquired Corporations incurring liabilities in excess of $5,000,000. The representations and warranties of the Company contained in Section

2.3, Section 2.21 and Section 2.23 shall have been accurate in all respects as of the date of this Agreement; provided, however, that in determining the accuracy of such representations and warranties for purposes of this Section 6.1(a): (1) inaccuracies with respect to share numbers in Section 2.3 shall be disregarded if the inaccuracies represent less than 152,000 shares of Company Common Stock in the aggregate; and (ii) any update of or modification to the Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded.
          (b) The representations and warranties of the Company contained in this Agreement (other than the representations and warranties in Section 2.3, Section 2.21 and Section 2.23) shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date; provided, however, that: (i) in determining the accuracy of such representations and warranties for purposes of this Section 6.1(b): (A) all materiality qualifications that are contained in such representations and warranties and that limit the scope of such representations and warranties shall be disregarded; and (B) any update of or modification to the Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded; and (ii) any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and could not reasonably be expected to have or result in, a Company Material Adverse Effect. The representations and warranties of the Company contained in Section 2.3, Section 2.21 and Section 2.23 shall be accurate in all respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date; provided, however, that in determining the accuracy of such representations and warranties for purposes of this Section 6.1(b): (i) inaccuracies with respect to share numbers in Section 2.3 shall be disregarded if the inaccuracies represent less than 152,000 shares of Company Common Stock in the aggregate; and (ii) any update of or modification to the Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded.
     6.2 Performance of Covenants. Each of the covenants or obligations in this Agreement that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed by the Company in all material respects.
     6.3 Stockholder Approval. This Agreement shall have been duly adopted and approved by the Required Stockholder Vote.
     6.4 Agreements and Other Documents. Parent and the Company shall have received the following agreements and other documents, each of which shall be in full force and effect:
          (a) a certificate executed by the Chief Executive Officer and Chief Financial Officer of the Company confirming that the conditions set forth in Sections 6.1, 6.2, 6.3 and 6.5 have been duly satisfied; and
          (b) written resignations in forms satisfactory to Parent, dated as of the Closing Date and effective as of the Closing, executed by the officers and directors of the Acquired Corporations.

     6.5 No Company Material Adverse Effect. Since the date of this Agreement, there shall have not occurred any Company Material Adverse Effect, and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, would reasonably be expected to have or result in a Company Material Adverse Effect.
     6.6 Regulatory Matters. Any mandatory waiting period applicable to the consummation of the Merger under any applicable material foreign antitrust or competition law shall have expired or otherwise been terminated. Any Governmental Authorization or other Consent required to be obtained under any applicable material antitrust or competition law or regulation shall have been obtained and shall remain in full force and effect.
     6.7 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger or any of the other Contemplated Transactions shall have been issued by any court of competent jurisdiction or other Governmental Body and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger or any of the other Contemplated Transactions that makes consummation of the Merger or any of the other Contemplated Transactions illegal.
     6.8 No Governmental Proceedings Relating to Contemplated Transactions or Right to Operate Business. There shall not be pending any Legal Proceeding in which a Governmental Body is a party: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other Contemplated Transactions; (b) seeking to prohibit or limit in any material respect Parent’s ability to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; (c) seeking to prohibit or limit in any material respect the right or ability of Parent or any of the Acquired Corporations to own the assets or operate the business of any of the Acquired Corporations; or (d) seeking to compel any of the Acquired Corporations, Parent or any Subsidiary of Parent to dispose of or hold separate any material assets as a result of the Merger or any of the other Contemplated Transactions.
     6.9 Sarbanes-Oxley Certifications. Neither the chief executive officer nor the chief financial officer of the Company shall have failed to provide, with respect to any Company SEC Document filed (or required to be filed) with the SEC on or after the date of this Agreement, any necessary certification in the form required under Rule 13a-14 under the Exchange Act and 18 U.S.C. §1350.
     6.10 Pre-Closing IP Transfer. If requested by Parent in accordance with Section 4.4, the Company shall have executed and delivered the IP Assignment to Parent, and the Pre-Closing IP Transfer shall have occurred immediately prior to the Effective Time pursuant to the terms of the IP Assignment.
Article 7
CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY
     The obligation of the Company to effect the Merger and consummate the transactions to be consummated at the Closing is subject to the satisfaction, at or prior to the consummation of the Pre-Closing IP Transfer, of the following conditions:

     7.1 Accuracy of Representations. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be accurate in all respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date; provided, however, that: (i) in determining the accuracy of such representations and warranties for purposes of this Section 7.1, all materiality qualifications that are contained in such representations and warranties and that limit the scope of such representations and warranties shall be disregarded; and (ii) any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and could not reasonably be expected to have or result in, a Parent Material Adverse Effect.
     7.2 Performance of Covenants. All of the covenants and obligations in this Agreement that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.
     7.3 Stockholder Approval. This Agreement shall have been duly adopted and approved by the Required Stockholder Vote.
     7.4 Documents. The Company shall have received a certificate executed by an executive officer of Parent, confirming that the conditions set forth in Sections 7.1 and 7.2 have been duly satisfied.
     7.5 Regulatory Matters. Any mandatory waiting period applicable to the consummation of the Merger under any applicable material foreign antitrust or competition law shall have expired or otherwise been terminated. Any Governmental Authorization or other Consent required to be obtained under any applicable material antitrust or competition law or regulation shall have been obtained and shall remain in full force and effect.
     7.6 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger or any of the other Contemplated Transactions shall have been issued by any court of competent jurisdiction or other Governmental Body and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger or any of the other Contemplated Transactions that makes consummation of the Merger or any of the other Contemplated Transactions illegal.
     7.7 No Governmental Proceedings Relating to Contemplated Transactions. No Proceeding brought by any Governmental Body of competent jurisdiction seeking to prevent the consummation of the Merger shall be pending, except as permitted, required or contemplated by this Agreement.
Article 8
TERMINATION
     8.1 Termination. This Agreement may be terminated prior to the Effective Time (whether before or after the adoption and approval of this Agreement by the Required Stockholder Vote):
          (a) by mutual written consent of Parent and the Company;

          (b) by either Parent or the Company if the Merger shall not have been consummated by May 31, 2010; provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(b) if the failure to consummate the Merger by May 31, 2010 is attributable to a failure on the part of such party to perform any covenant or obligation in this Agreement that is required to be performed by such party at or prior to the Effective Time;
          (c) by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;
          (d) by either Parent or the Company if: (i) the Company Stockholders’ Meeting (including any adjournments and postponements thereof) shall have been held and completed and the Company’s stockholders shall have taken a final vote on a proposal to adopt and approve this Agreement; and (ii) this Agreement shall not have been adopted and approved at the Company Stockholders’ Meeting (and shall not have been adopted and approved at any adjournment or postponement thereof) by the Required Stockholder Vote; provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(d) if the failure to have this Agreement adopted and approved by the Required Stockholder Vote is attributable to a failure on the part of such party to perform any covenant or obligation in this Agreement that is required to be performed by such party at or prior to the Effective Time;
          (e) by Parent (at any time prior to the adoption of this Agreement by the Required Stockholder Vote) if a Triggering Event shall have occurred;
          (f) by Parent if: (i) any of the Company’s representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on and as of such subsequent date), such that the condition set forth in Section 6.1 would not be satisfied (it being understood that, in determining the accuracy of such representations and warranties as of the date of this Agreement or as of any subsequent date for purposes of this Section 8.1(f) any update of or modification to the Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded); or (ii) any of the Company’s covenants or obligations contained in this Agreement shall have been breached such that the condition set forth in Section 6.2 would not be satisfied; provided, however, that if an inaccuracy in any of the Company’s representations and warranties or a breach of a covenant or obligation by the Company is curable by the Company within thirty (30) days after the date of the occurrence of such inaccuracy or breach and the Company is continuing to exercise reasonable efforts to cure such inaccuracy or breach, then Parent may not terminate this Agreement under this Section 8.1(f) on account of such inaccuracy or breach: (A) during the thirty (30)-day period commencing on the date on which the Company receives notice of such inaccuracy or breach; or (B) after such thirty (30)-day period if such inaccuracy or breach shall have been fully cured during such thirty (30)-day period in a manner that does not result in a breach of any covenant or obligation of the Company;

          (g) by the Company if: (i) any of Parent’s representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on and as of such subsequent date), such that the condition set forth in Section 7.1 would not be satisfied; or (ii) any of Parent’s covenants or obligations contained in this Agreement shall have been breached such that the condition set forth in Section 7.2 would not be satisfied; provided, however, that if an inaccuracy in any of Parent’s representations and warranties or a breach of a covenant or obligation by Parent is curable by Parent within thirty (30) days after the date of the occurrence of such inaccuracy or breach and Parent is continuing to exercise reasonable efforts to cure such inaccuracy or breach, then the Company may not terminate this Agreement under this Section 8.1(g) on account of such inaccuracy or breach: (1) during the thirty (30)-day period commencing on the date on which Parent receives notice of such inaccuracy or breach; or (2) after such thirty (30)-day period if such inaccuracy or breach shall have been fully cured during such thirty (30)-day period in a manner that does not result in a breach of any covenant or obligation of Parent; or
          (h) by the Company, if prior to the adoption of this Agreement by the Required Stockholder Vote the Company board of directors shall have effected an Adverse Recommendation Change in response to a Superior Offer in compliance with Section 5.2 and concurrently therewith (i) the Company enters into a definitive written agreement providing for the consummation of such Superior Offer and (ii) the Company pays to Parent the Breakup Fee due pursuant to Section 8.3(c) of this Agreement.
     8.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect; provided, however, that (a) this Section 8.2, Section 8.3 and Section 9 (and the Confidentiality Agreement) shall survive the termination of this Agreement and shall remain in full force and effect, and (b) the termination of this Agreement shall not relieve any party from any liability from the willful breach by such party (x) to fulfill a condition to the performance of the obligations of any other party, or (y) to perform a covenant hereof.
     8.3 Expenses; Termination Fees.
          (a) Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated.
          (b) If this Agreement is terminated pursuant to Section 8.1(b) or Section 8.1(d) and after the date of this Agreement but prior to such termination (i) an Acquisition Proposal shall have been publicly disclosed, announced, commenced or made and not publicly withdrawn and (ii) on or prior to the first anniversary of such termination the Company shall have entered into any binding, definitive written Contract for any Acquisition Transaction, then the Company shall pay to Parent, at the time specified in Section 8.3(d), a fee in an amount equal to $1,900,000 (the “Breakup Fee”) (it being understood that for purposes of this Section 8.3(b), all references to “15%” in the definition of Acquisition Proposal shall be treated as references to “50%”).

          (c) If this Agreement is terminated by Parent pursuant to Section 8.1(e) or by the Company pursuant to Section 8.1(h), then the Company shall pay to Parent, at the time specified in Section 8.3(d), a fee in an amount equal to the Breakup Fee.
          (d) Any payment to be made by the Company to Parent pursuant to this Section 8.3 shall be made by wire transfer of immediately available funds to an account designated by Parent. In the case of termination of this Agreement pursuant to Section 8.1(b) or Section 8.1(d), any payment required to be made pursuant to Section 8.3(b) shall be made by the Company no later than five (5) Business Days after the execution of the Contract referred to in Section 8.3(b). In the case of termination of this Agreement by Parent pursuant to Section 8.1(e), any payment required to be made pursuant to Section 8.3(c) shall be made no later than five (5) Business Days after such termination. In the case of termination of this Agreement by the Company pursuant to Section 8.1(h), any payment required to be made pursuant to Section 8.3(c) shall be made concurrently with, and as a condition to, such termination.
          (e) The parties acknowledge and agree that the payment provisions set forth in this Section 8.3 are an integral part of the transactions contemplated by this Agreement and are included herein in order to induce Parent to enter into this Agreement. If the Company fails to pay any such amount, and Parent commences a suit which results in a judgment against the Company for any such amount due or any portion thereof, then the Company shall pay Parent its costs and expenses (including reasonable attorney’s fees and disbursements) in connection with such suit, together with interest through the date of payment on any amount due under this Section 8.3 at the prime rate as quoted on Bloomberg screen (PRIMBB Index) in effect on the date such payment was required to be made.
Article 9
MISCELLANEOUS PROVISIONS
     9.1 Amendment. This Agreement may be amended with the approval of the respective boards of directors of the Company and Parent at any time (whether before or after the adoption and approval of this Agreement by the Company’s stockholders); provided, however, that after any such adoption and approval of this Agreement by the Company’s stockholders, no amendment shall be made which by law requires further approval of the stockholders of the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.
     9.2 Waiver.
          (a) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.
          (b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.
     9.3 Survival of Representations and Warranties. None of the representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Merger.
     9.4 Entire Agreement; Counterparts; Exchanges by Electronic Transmission. This Agreement and the other agreements referred to in this Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof; provided, however, that, except as set forth in the parenthetical set forth below, the Confidentiality Agreement shall not be superseded and shall remain in full force and effect in accordance with its terms (it being understood that the “standstill” provisions contained therein shall be deemed to have terminated as of the date of this Agreement and shall be of no further force or effect). This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, shall be sufficient to bind the parties to the terms and conditions of this Agreement.
     9.5 Applicable Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. In any action or suit between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of Delaware; (b) if any such action or suit is commenced in a state court, then, subject to applicable Legal Requirements, no party shall object to the removal of such action or suit to any federal court located in the State of Delaware; and (c) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS.
     9.6 Disclosure Schedule. The Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Section 2, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered section in Section 2, and shall not be deemed to relate to or to qualify any other representation or warranty, except where such matter on its face would reasonably be expected to be pertinent to a particular section of the Disclosure Schedule in light of the disclosure made in such section.
     9.7 Attorneys’ Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties under this Agreement, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.
     9.8 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the Company’s rights or obligations hereunder may be assigned or delegated by the Company without the prior written consent of Parent, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by the Company without Parent’s prior written consent shall be void and of no effect. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than: (a) the parties hereto; and (b) the Indemnified Persons to the extent of their respective rights pursuant to Section 5.6) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
     9.9 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered by hand, by registered mail, by courier or express delivery service or by facsimile to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):
          if to Parent or Merger Sub:
IXYS Corporation
1590 Buckeye Drive
Milpitas, California 95035
Attention: Uzi Sasson
Facsimile: (408) 416-0224
          with a copy to:
Latham & Watkins LLP
140 Scott Drive
Menlo Park, California 94025
Attention: Luke Bergstrom
Facsimile: (650) 463-2600
          if to the Company:
Zilog, Inc.
6800 Santa Teresa Boulevard
San Jose, California 95119
Attention: Darrin Billerbeck
Facsimile: (408) 513-1583

          with a copy to:
Skadden, Arps, Slate, Meagher & Flom LLP
525 University Avenue, Suite 1100
Palo Alto, California 94301
Attention: Thomas Ivey
Facsimile: (650) 470-4570
     9.10 Cooperation. The Company agrees to cooperate fully with Parent and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by Parent to evidence or reflect the Contemplated Transactions and to carry out the intent and purposes of this Agreement.
     9.11 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.
     9.12 Construction.
          (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.
          (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.
          (c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”
          (d) Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits and Schedules to this Agreement.

          (e) The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.
          (f) The use of “or” is not intended to be exclusive unless expressly indicated otherwise.
     9.13 Time. Time is of the essence in the performance of this Agreement.
     9.14 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity.
     9.15 Personal Liability. Neither this Agreement nor any other document delivered in connection with this Agreement shall create or be deemed to create or permit any personal liability or obligation on the part of any officer or director of the Company.
[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

IXYS CORPORATION
By:	/s/ Nathan Zommer
	Name:	Nathan Zommer
	Title:	President, Chief Executive Officer and Chairman

ZANZIBAR ACQUISITION, INC.
By:	/s/ Uzi Sasson
	Name:	Uzi Sasson
	Title:	President

ZILOG, INC.
By:	/s/ Darin Billerbeck
	Name:	Darin Billerbeck
	Title:	President and Chief Executive Officer

EXHIBIT A
CERTAIN DEFINITIONS
     For purposes of the Agreement (including this Exhibit A):
     Acquired Corporations. “Acquired Corporations” shall mean the Company and its Subsidiaries as of the Effective Time.
     Acquisition Inquiry. “Acquisition Inquiry” shall mean an inquiry, indication of interest or request for information (other than an inquiry, indication of interest or request for information made or submitted by Parent) that could reasonably be expected to lead to an Acquisition Proposal.
     Acquisition Proposal. “Acquisition Proposal” shall mean any offer or proposal (other than an offer or proposal made or submitted by Parent) contemplating or otherwise relating to any Acquisition Transaction.
     Acquisition Transaction. “Acquisition Transaction” shall mean, other than the transactions contemplated by this Agreement, any transaction or series of related transactions involving:
     (a) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization recapitalization, tender offer, exchange offer or other similar transaction: (i) in which any of the Acquired Corporations is a constituent corporation; (ii) in which a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than fifteen percent (15%) of the outstanding securities of any class of voting securities of any of the Acquired Corporations; or (iii) in which any Acquired Corporation issues securities representing more than fifteen percent (15%) of the outstanding securities of any class of voting securities of such Acquired Corporation;
     (b) any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for: (i) fifteen percent (15%) or more of the consolidated net revenues of the Acquired Corporations, consolidated net income of the Acquired Corporations or consolidated book value of the assets of the Acquired Corporations; or (ii) fifteen percent (15%) or more of the fair market value of the assets of the Acquired Corporations; or
     (c) any liquidation, dissolution, recapitalization, extraordinary dividend or other significant corporate reorganization of the Company or any of its Subsidiaries.
     Agreement. “Agreement” shall mean the Agreement and Plan of Merger to which this Exhibit A is attached, as it may be amended from time to time.

1

     Business Day. “Business Day” shall mean each day that is not a Saturday, Sunday or other day on which banking institutions located in San Francisco, California are authorized or obligated by Legal Requirements or executive order to close.
     COBRA. “COBRA” shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.
     Code. “Code” shall mean the Internal Revenue Code of 1986, as amended.
     Company Affiliate. “Company Affiliate” shall mean any Person under common control with any of the Acquired Corporations within the meaning of Sections 414(b), (c), (m) and (o) of the Code, and the regulations issued thereunder.
     Company Associate. “Company Associate” shall mean any current or former employee, independent contractor who is a natural person, officer or director of any of the Acquired Corporations or any Company Affiliate.
     Company Benefit Plan. “Company Benefit Plan” shall mean each employment, consulting (with consultants who are natural persons), salary, bonus, vacation, deferred compensation, incentive compensation, stock purchase, stock option or other equity-based, severance, termination, retention, change-in-control, death and disability benefits, hospitalization, medical, life or other insurance, flexible benefits, supplemental unemployment benefits, other welfare fringe benefits, profit-sharing, pension or retirement plan, agreement, program, Contract or commitment and each other employee benefit plan or arrangement, whether written or unwritten, and whether funded or unfunded, including each Foreign Plan and each “employee benefit plan,” within the meaning of Section 3(3) of ERISA (whether or not ERISA is applicable to such plan), that is sponsored, maintained, contributed to or required to be contributed to by any of the Acquired Corporations or any Company Affiliate for the benefit of any Company Associate or with respect to which any of the Acquired Corporations or any Company Affiliate has or may have any liability or obligation.
     Company Common Stock. “Company Common Stock” shall mean the Common Stock, $0.01 par value per share, of the Company.
     Company Contract. “Company Contract” shall mean any Contract to which any of the Acquired Corporations is a party.
     Company IP. “Company IP” shall mean (a) all Intellectual Property and Intellectual Property Rights in or pertaining to the Company Products or methods or processes used to manufacture the Company Products owned by or exclusively licensed to any of the Acquired Corporations, and (b) all other Intellectual Property and Intellectual Property Rights owned by or exclusively licensed to any of the Acquired Corporations.
     Company IP Contract. “Company IP Contract” shall mean any Contract to which any of the Acquired Corporations is a party or by which any of the Acquired Corporations is bound, that contains any assignment or license of, or covenant not to assert or enforce, any Intellectual Property Right or that otherwise relates to any Company IP or any Intellectual Property developed by, with, or for any of the Acquired Corporations.

2

     Company Material Adverse Effect. “Company Material Adverse Effect” shall mean any effect, change, event or circumstance that, considered together with all other effects, changes, events or circumstances, is or would reasonably be expected to be materially adverse to: (a) the business, condition (financial or otherwise), assets, liabilities or results of operations of the Acquired Corporations taken as a whole, excluding any such effect, change, event or circumstance resulting from or arising out of (i) any adverse effect (including any loss of or adverse change in the relationship of the Acquired Corporations with their respective employees, customers, distributors, licensors, partners, suppliers or similar relationship) arising out of or related to the announcement or pendency of the Merger, (ii) general economic market conditions (including acts of terrorism or war) that do not disproportionately affect the Acquired Corporations, taken as a whole, relative to other participants in the industry in which the Acquired Corporations operate, (iii) general conditions in the industry in which the Acquired Corporations operate that do not disproportionately affect the Acquired Corporations, taken as a whole, relative to other participants in the industry in which the Acquired Corporations operate, (iv) any changes (after the date hereof) in GAAP or applicable laws that do not disproportionately affect the Acquired Corporations, taken as a whole, relative to other participants in the industry in which the Acquired Corporations operate, (v) any failure of the Acquired Corporations to take any action as a result of restrictions or other prohibitions pursuant to this Agreement, (vi) any failure of the Company to meet internal or analysts’ expectations or projections (provided that the underlying cause of any such failure may be considered in determining whether there has been a Company Material Adverse Effect), (vii) any change in the market price or trading volume of the Company Common Stock, in and of itself, or the Nasdaq generally (provided that the underlying cause of any such change may be considered in determining whether there has been a Company Material Adverse Effect); (viii) any Proceeding made or brought by any third party (including any Company stockholder on such holder’s own behalf or on behalf of the Company) arising out of or related to this Agreement or any of the transactions contemplated hereby, or (ix) the taking of any action, or failure to take action, to which Parent has consented or approved in writing; (b) the ability of the Company to consummate the Merger or any of the other Contemplated Transactions or to perform any of its covenants or obligations under the Agreement; or (c) Parent’s ability to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to any of the stock of the Surviving Corporation.
     Company Product. “Company Product” shall mean any product or service owned by any of the Acquired Corporations as of June 29, 2009 that is or was designed, developed, manufactured, marketed, distributed, provided, licensed, or sold at any time by any of the Acquired Corporations.
     Company Restricted Share. “Company Restricted Share” means a restricted share of Company Common Stock issued pursuant to any of the Company Stock Plans that remains unvested.
     Confidentiality Agreement. “Confidentiality Agreement” shall mean the Confidentiality Agreement dated May 28, 2009 between the Company and Parent.
     Consent. “Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

3

     Contemplated Transactions. “Contemplated Transactions” shall mean the Merger and the other transactions and actions contemplated by this Agreement, including the Pre-Closing IP Transfer.
     Contract. “Contract” shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, arrangement, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.
     DGCL. “DGCL” shall mean the Delaware General Corporation Law.
     Disclosure Schedule. “Disclosure Schedule” shall mean the disclosure schedule that has been prepared by the Company in accordance with the requirements of Section 9.6 of the Agreement and that has been delivered by the Company to Parent on the date of the Agreement.
     DOL. “DOL” shall mean the United States Department of Labor.
     Encumbrance. “Encumbrance” shall mean, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property right or other adverse claim of any kind in respect of such property or asset (but excluding (i) licenses and other agreements related to Intellectual Property Rights which are not intended to secure an obligation, (ii) any obligation to accept returns of inventory and (iii) any obligation arising by reason of restrictions on transfer under federal, state and foreign securities laws). For purposes of this Agreement, a Person shall be deemed to own subject to an Encumbrance, any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.
     Entity. “Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.
     ERISA. “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
     Exchange Act. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
     FMLA. “FMLA” shall mean the Family Medical Leave Act of 1993, as amended.
     Foreign Plan. “Foreign Plan” shall mean any plan, program, policy or other arrangement mandated by a Governmental Body outside the United States to which any of the Acquired Corporations is required to contribute or under which any of the Acquired Corporations has or may have any liability and any Company Benefit Plan that is subject to any of the Legal Requirements of any jurisdiction outside the United States and that covers or has covered any Company Associate whose services are or have been performed primarily outside of the United States.

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     Governmental Authorization. “Governmental Authorization” shall mean any permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.
     Governmental Body. “Governmental Body” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal); or (d) self-regulatory organization (including Nasdaq).
     HIPAA. “HIPAA” shall mean the Health Insurance Portability and Accountability Act of 1996, as amended.
     Intellectual Property. “Intellectual Property” shall mean algorithms, application programmers’ interfaces (APIs), apparatus, circuit designs and assemblies, gate arrays, IP cores, net lists, photomasks, semiconductor devices, test vectors, databases, data and results from simulations or tests, design rules, diagrams, formulae, GDSII files, inventions (whether or not patentable), know-how, logos, marks (including brand names, product names, logos and slogans), methods, network configurations and architectures, processes, proprietary information, protocols, schematics, simulation methods or techniques, specifications, software, software code (in any form, including source code and executable or object code), software development tools, subroutines, techniques, test vectors, user interfaces, uniform resource locators (URLs), web sites, works of authorship and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing, such as instruction manuals, laboratory notebooks, prototypes, samples, studies and summaries).
     Intellectual Property Rights. “Intellectual Property Rights” shall mean all rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights and mask works; (b) trademark and trade name rights and similar rights; (c) trade secret rights; (d) patent and industrial property rights; (e) other proprietary rights in Intellectual Property; and (f) rights in or relating to registrations, renewals, extensions, combinations, divisions and reissues of, and applications for, any of the rights referred to in clauses “(a)” through “(e)” above.
     IRS. “IRS” shall mean the United States Internal Revenue Service.
     Key Employee Plan. “Key Employee Plan” means the Key Employee Protection Plan adopted by the Company’s board of directors on July 23, 2008.
     Knowledge. “Knowledge” shall mean, with respect to the Acquired Corporations, the actual knowledge of Darrin Billerbeck, David Elkins and Perry Grace and with respect to Parent and Merger Sub, the actual knowledge of Nathan Zommer and Uzi Sasson.

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     Legal Proceeding. “Legal Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel (but excluding ordinary course prosecution proceedings before the U.S. Patent and Trademark Office, U.S. Copyright Office and other IP registries).
     Legal Requirement. “Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of Nasdaq).
     Nasdaq. “Nasdaq” means The NASDAQ Global Market.
     Open Source Code. “Open Source Code” shall mean any software code that is distributed as “free software” or “open source software” or is otherwise distributed publicly in source code form under terms that permit modification and redistribution of such software. Open Source Code includes software code that is licensed under the GNU General Public License, GNU Lesser General Public License, Mozilla License, Common Public License, Apache License, BSD License, Artistic License, or Sun Community Source License.
     Option Exchange Ratio. “Option Exchange Ratio” shall mean the quotient obtained by dividing (a) the Merger Consideration by (b) the closing price per share of Parent Common Stock on the last trading day immediately preceding the Closing Date.
     Parent Common Stock. “Parent Common Stock” shall mean the Common Stock, $0.01 par value per share, of Parent.
     Parent Material Adverse Effect. “Parent Material Adverse Effect” shall mean any effect, change, event or circumstance that is or would reasonably be expected to be materially adverse to the ability of Parent to consummate the Merger or any of the other Contemplated Transactions or to perform any of its covenants or obligations under the Agreement.
     Person. “Person” shall mean any individual, Entity or Governmental Body.
     Permitted Encumbrances. “Permitted Encumbrances” shall mean (i) Encumbrances disclosed on the Unaudited Interim Balance Sheet, (ii) Encumbrances for Taxes not yet due or being contested in good faith by any appropriate proceedings and for which accruals or reserves have been established on the Unaudited Interim Balance Sheet in accordance with GAAP and (iii) Encumbrances (other than those securing indebtedness) incurred in the ordinary course of business which do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially interfere with any present use of the property or assets to which such Encumbrances relate.
     Proxy Statement. “Proxy Statement” shall mean the proxy statement to be sent to the Company’s stockholders in connection with the Company Stockholders’ Meeting.

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     Registered IP. “Registered IP” shall mean all Intellectual Property Rights that are registered, filed, or issued under the authority of any Governmental Body, including all patents, registered copyrights, registered mask works, and registered trademarks and all applications for any of the foregoing.
     Representatives. “Representatives” shall mean directors, officers, other employees, agents, attorneys, accountants, advisors and representatives.
     Routine Purchase Orders. “Routine Purchase Orders” shall mean purchase orders issued by the Company to (a) subcontractors solely for the production of masks, (b) foundries solely for the production of wafers and (c) assembly houses solely for the assembly and test of semiconductors.
     Sarbanes-Oxley Act. “Sarbanes-Oxley Act” shall mean the Sarbanes-Oxley Act of 2002, as it may be amended from time to time.
     SEC. “SEC” shall mean the United States Securities and Exchange Commission.
     Securities Act. “Securities Act” shall mean the Securities Act of 1933, as amended.
     Severance Plan. “Severance Plan” means the Severance Pay Plan adopted by the Company’s board of directors on July 23, 2008.
     Standard Form IP Agreements. “Standard Form IP Agreements” shall mean the following standard form agreements of any Acquired Corporations used by any of the Acquired Corporations at any time since March 31, 2006: (a) employee agreements containing any assignment or license of Intellectual Property Rights; (b) consulting or independent contractor agreement containing any Intellectual Property assignment or license of Intellectual Property Rights; (c) confidentiality or nondisclosure agreements; and (d) non-exclusive outbound license agreements and end-user licenses granted in the ordinary course of business in connection with any Company Product. For the avoidance of doubt, Standard Form IP Agreements shall be deemed to include predecessor versions of those agreements qualifying as Standard Form IP Agreements, provided, however, that such predecessor versions must have contained material terms that adequately protected the Company IP in a manner substantially similar to the corresponding Standard Form IP Agreement.
     Subsidiary. An Entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly owns or purports to own, beneficially or of record, (a) an amount of voting securities of other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body, or (b) at least fifty percent (50%) of the outstanding equity, voting, beneficial or financial interests in such Entity.
     Superior Offer. “Superior Offer” shall mean an unsolicited, bona fide written Acquisition Proposal made by a third party that the board of directors of the Company determines, in its reasonable, good faith judgment, by a majority vote, after consultation with the Company’s outside legal counsel and a financial advisor of nationally recognized reputation, is reasonably capable of being consummated, and if consummated would be more favorable from a

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financial point of view to the stockholders of the Company (in their capacity as such) than the Merger, taking into account at the time of such vote (A) all of the terms and conditions of such Acquisition Proposal, including any break-up fees, expense reimbursement provisions and financing or other conditions to consummation and (B) any adjustment to the terms and conditions of this Agreement irrevocably committed to by Parent in response to such Acquisition Proposal (it being understood that for purposes of this definition, all references to “15%” in the definition of Acquisition Proposal shall be treated as references to “50%”).
     Tax. “Tax” shall mean any federal, state, local, foreign or other tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty, addition to tax or interest), imposed, assessed or collected by or under the authority of any Governmental Body.
     Tax Return. “Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information, and any amendment or supplement to any of the foregoing, filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.
     Treasury Regulations. “Treasury Regulations” shall mean the regulations promulgated by the United States Treasury Department under the Code.
     Triggering Event. A “Triggering Event” shall be deemed to have occurred if: (a) the board of directors of the Company shall have failed to recommend that the Company’s stockholders vote to adopt and approve the Agreement, or shall have withdrawn or modified in a manner adverse to Parent the Company Board Recommendation; (b) the Company shall have failed to include in the Prospectus/Proxy Statement the Company Board Recommendation or a statement to the effect that the board of directors of the Company has determined and believes that the Merger is advisable and fair to and in the best interests of the Company’s stockholders; (c) the board of directors of the Company fails to reaffirm publicly the Company Board Recommendation, or fails to reaffirm its determination that the Merger is advisable and fair to and in the best interests of the Company’s stockholders, within ten (10) Business Days after Parent requests in writing that such recommendation or determination be reaffirmed publicly; (d) the board of directors of the Company shall have approved, endorsed or recommended any Acquisition Proposal; (e) the Company shall have executed any letter of intent, memorandum of understanding or definitive Contract providing for the consummation of an Acquisition Transaction; (f) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have sent to its securityholders, within ten (10) Business Days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer; (g) an Acquisition Proposal is publicly announced, and the Company fails to issue a press release announcing its opposition to such Acquisition Proposal within ten (10) Business Days after such Acquisition Proposal is

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announced; or (h) any of the Acquired Corporations or any of their respective Representatives materially breaches any of the provisions set forth in Section 4.3 or Section 5.2.
     Unaudited Interim Balance Sheet. “Unaudited Interim Balance Sheet” shall mean the unaudited consolidated balance sheet of the Company and its consolidated subsidiaries as of September 27, 2009, included in the Company’s Report on Form 10-Q for the fiscal quarter ended September 27, 2009, as filed with the SEC prior to the date of this Agreement.

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